                                                                   EXHIBIT 10.11

                                                                         DRAFT #
                                                                           DATE:



                         EXHIBIT A TO DEVELOPMENT AGREEMENT
                              DATE:____________ , 19__

            (TO BE REVIEWED FOR CHANGES UNDER LOCAL LAW BEFORE SIGNING)
















                                 FRANCHISE AGREEMENT

                             T.G.I. FRIDAY'S RESTAURANT

                           [IDENTIFICATION OF SPECIFIC SITE]

                                        [COUNTRY]


                             DATED AS OF _________________

                               T.G.I. FRIDAY'S RESTAURANT

                                   FRANCHISE AGREEMENT

                             [IDENTIFICATION OF SPECIFIC SITE]

                                         [COUNTRY]

                                    TABLE OF CONTENTS


1. DEFINITIONS.................................................................1


2. EXCLUSIVE RIGHTS; TERM......................................................6


3. FEES AND PAYMENTS...........................................................6


4. REPRESENTATIVE; DIRECTOR OF OPERATIONS; MANAGERS; TRAINING..................7


5. RESTAURANT LOCATION; OCCUPANCY CONTRACT.....................................9


6. RESTAURANT CONSTRUCTION....................................................10


7. RESTAURANT OPERATIONS; MANUALS.............................................11


8. CONFIDENTIAL INFORMATION...................................................14


9. PROPRIETARY MARKS..........................................................15


10. ADVERTISING...............................................................17


11. INSURANCE.................................................................18


12. ACCOUNTING AND RECORDS....................................................19


13. FRANCHISEE'S REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE AND
    NEGATIVE COVENANTS........................................................20


14. TRANSFER..................................................................22


15. CONSENT AND WAIVER........................................................24


16. DEFAULT AND REMEDIES......................................................24


17. OBLIGATIONS UPON TERMINATION OR EXPIRATION................................26


18. ARBITRATION...............................................................28


19. INDEMNIFICATION...........................................................29


20. NOTICES...................................................................31


21. FORCE MAJEURE.............................................................31


22. SEVERABILITY..............................................................31


23. INDEPENDENT CONTRACTOR....................................................32


24. DUE DILIGENCE AND ASSUMPTION OF RISK......................................32


25. MISCELLANEOUS.............................................................32


26. ENTIRE AGREEMENT..........................................................33


ATTACHMENT A- COMMENCEMENT DATE AGREEMENT
ATTACHMENT B- PROPRIETARY MARKS
ATTACHMENT C- COVENANT AND AGREEMENT FOR CONFIDENTIALITY (PRINCIPALS)
ATTACHMENT D- COVENANT AND AGREEMENT FOR CONFIDENTIALITY (EMPLOYEES)
SCHEDULE 3.01.A - CALCULATION OF FRANCHISE FEE
SCHEDULE 3.01.B - CALCULATION OF ROYALTY FEE

                             FRANCHISE AGREEMENT


         This FRANCHISE AGREEMENT is entered into as of the ___ day of _________________, ______, by and among TGI FRIDAY'S INC., a New York corporation, with its principal place of business in Dallas, Texas, United States of America, [FRANCHISEE NAME], with its principal place of business in [Place of Business] and [Principals?].

                                  RECITALS

         WHEREAS, Franchisor has developed in the United States and owns the System;

         WHEREAS, Franchisor intends to identify the System in the Territory with the Proprietary Marks;

         WHEREAS, Franchisor continues to develop, use and control the use of the Proprietary Marks to identify the source of services and products marketed under the System and to represent the System's high standards;

         WHEREAS, Franchisor and Franchisee have entered into the Development Agreement;

         WHEREAS, Franchisee wishes to obtain certain rights to use the System in connection with the operation of the Restaurant and to receive training and other assistance provided by Franchisor in connection therewith as described herein; and

         WHEREAS, ________ and ________ own and have the right to vote __% and ___% respectively (collectively 100%), of the Securities of Franchisee.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments set forth herein, agree as follows:

1.       DEFINITIONS

As used in this Agreement the following words and phrases shall have the meanings attributed to them in this Section:

ACCOUNT - an account designated by Franchisor to receive Payments

ACTION - any cause of action, suit, proceeding, claim, demand, investigation or inquiry (whether a formal proceeding or otherwise) with respect to which Franchisee's indemnity described in Section 19 applies

AFFILIATE - Carlson Restaurants Worldwide Inc. or any subsidiary thereof or of Franchisor

AGREEMENT - this Franchise Agreement

BUSINESS DAYS - each calendar day except Saturday, Sunday and national legal holidays under the laws of the country of the recipient of the notice

COMMENCEMENT DATE - the first to occur of the date the Restaurant opens for business to the public or the date Franchisee is required to open the Restaurant for business pursuant to the terms hereof

COMMENCEMENT DATE AGREEMENT - an agreement memorializing the Commencement Date in the form of ATTACHMENT A hereto

COMPETING BUSINESS - a restaurant business offering the same or similar products and services as offered by restaurants in the System, including, without limitation, waiter/waitress service, sit-down dining and bar services

CONFIDENTIAL INFORMATION - the terms of the Development Agreement and Franchise Agreement and any amendments thereto, the System, the Development Manual, the Manuals, other manuals, the Standards, written directives and all drawings, equipment, recipes, computer and point of sale programs (and output from such programs); and all other information, know-how, techniques, material and data imparted or made available by Franchisor which is (i) designated as confidential, (ii) known by Franchisee to be considered confidential by Franchisor, or (iii) by its nature inherently or reasonably considered confidential

DEVELOPER - [Developer Name]

DEVELOPMENT AGREEMENT - that certain Development Agreement dated [Dev Agmt Date], between Franchisor and Developer, relating to the development of T.G.I. Friday's restaurants in the Territory

DEVELOPMENT MANUAL - Franchisor's manual, as amended from time to time in Friday's reasonable discretion, describing (generally) the procedures and parameters for the development of T.G.I. Friday's restaurants

DEVELOPMENT MATERIALS - a description of the Site, a feasibility study (including, without limitation, demographic data, photographs, maps, artists' renderings, site plans, a summary (in English) of the Occupancy Contract, and documentation indicating Franchisee's prospects to acquire the Site) and such other information as Franchisor reasonably requests

DIRECTOR OF OPERATIONS - an individual designated as described in Section 4.02 who shall devote his full time and best efforts to the management and supervision of (i) Franchisee's duties and obligations hereunder; and (ii) the operation of (a) the Restaurant and (b) all T.G.I. Friday's restaurants developed pursuant to the Development Agreement

EVENT OF DEFAULT - as defined in Section 16.02

FRANCHISE FEE - a fee in United States dollars calculated as described in
Schedule 3.01.A. paid by Franchisee to Franchisor reflecting, in part, certain expenses incurred or to be incurred by Franchisor in providing services hereunder and in consideration of, in part, the right to develop and operate the Restaurant at the Site under the System

FRANCHISEE - [Franchisee Name]

FRANCHISOR - TGI FRIDAY'S INC., a New York (U.S.) corporation

FURNISHINGS - all of Franchisee's decorative memorabilia, furnishings, signs, equipment, advertising materials, inventory and other assets used in connection with Restaurant operations

GROSS SALES - The total of:

                  (1) the entire, actual sales price (whether for cash, credit or other consideration) of all food, beverages, merchandise and services (including service charges added to a customer's bill) occurring in, on or from the Restaurant, including receipts from mail or telephone orders received or filled from the Restaurant;

                  (2)      all deposits not refunded to purchasers;

                  (3) orders taken at the Restaurant, although filled elsewhere;

                  (4) payments to Franchisee by any concessionaire, licensee or third party in respect of use of the Restaurant; and

                  (5) promotional or other allowances to customers in an amount equal to the retail price therefor, to the extent that said amount for promotional allowances exceeds two and one-half percent (2.5%) of Gross Sales calculated without inclusion of said amount (promotional allowances provided in exchange for goods or services shall be included in Gross Sales without exclusion).

         Each charge or sale upon installment or credit shall be treated as a sale for the full price in the accounting month during which such charge or sale is made.

         "Gross Sales" shall not include receipts from sales of furniture, trade fixtures or other extraordinary items (unless bearing any Proprietary
Mark) made outside the ordinary course of business.

         There shall be deducted from "Gross Sales" to the extent previously included therein:

         (A) the amount of any BONA FIDE cash or credit refunds made upon any sale where the food, beverages, merchandise or services sold is returned by the customer and accepted by Franchisee;

         (B) sales tax or other taxes required to be separately accounted for and collected by Franchisee directly from Franchisee's customers and paid by Franchisee to a taxing authority; and

         (C) shift meals served to employees while the employees are on duty.

HEADQUARTERS - the location(s) in the United States designated from time to time by Franchisor where Franchisee's personnel shall complete training

IN-COUNTRY EXPENSES - costs and expenses incurred by or assessed with respect to Franchisor's (or other described party's) employees, agents and/or representatives in connection with travel to or activities in the Territory pursuant to this Agreement, including, without limitation, hotel/lodging, transportation and meals and, with respect to the NSO-Team only, a per diem stipend (a daily charge determined by advance agreement for incidental expenses incurred by such personnel, such as meals, laundry and/or telephone expenses)

INDEMNITEES - Franchisor and its directors, officers, employees, agents, shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders and affiliates of each

INITIAL TERM - a period commencing as of the date hereof and continuing until the fifteenth (15th) anniversary of the Commencement Date

LESSOR - the party owning or controlling the Site and being a party (with Franchisee) to the Occupancy Contract

LOSSES AND EXPENSES - compensatory, exemplary or punitive damages; fines, penalties, charges and fees (including reasonable attorney's, accounting and consultant fees); interest, court costs, settlement or judgment amounts and other similar amounts incurred or suffered by the Indemnitees in connection with any Action; PROVIDED, HOWEVER, that Losses and Expenses shall not include consequential damages or loss of reputation, goodwill or other losses of a similar nature

MANUALS - Franchisor's United States confidential operating manuals, as amended from time to time

MULTI-UNIT MANAGER(S) - an/the individual(s) designated as described in Section
4.05 who shall be solely dedicated to the management and supervision of the Restaurant and certain other T.G.I. Friday's restaurants developed pursuant to the Development Agreement

NSO-TEAM - a "new store opening team" consisting of Franchisor's employees and certain of Franchisee's employees to whom Franchisor has consented, which shall perform the functions described in Section 4.09

OCCUPANCY CONTRACT - the agreement pursuant to which Franchisee shall occupy the Site

PAYMENTS - all transfers of funds from Franchisee to Franchisor, including, without limitation, the Franchise Fee, the Royalty Fee and reimbursement of expenses

PERMANENT DISABILITY - any physical, emotional or mental injury, illness or incapacity which would prevent the afflicted person from performing his obligations hereunder for more then ninety (90) consecutive days as determined by a licensed physician selected by Franchisor

PRE-PAID FRANCHISE FEE - a fee in United States dollars paid to Franchisor pursuant to the Development Agreement which will be credited toward the Franchise Fee as described in the Development Agreement

PRELIMINARY SITE CONSENT - written communication from Franchisor to Franchisee notifying Franchisee that a proposed site has received the consent of the Franchisor's Site Review Committee

PRINCIPAL(S) - ___________ and ___________ who are (and such other persons or entities which are from time to time) the record and beneficial owners of, ------------and have the right to vote, __% and __% (collectively 100%), of the Securities of Franchisee

PROJECT MANAGER - an individual designated as described in Section 4.04 who shall devote his full time and best efforts to the coordination and completion of Restaurant construction

PROPRIETARY MARKS - certain trademarks, trade names, service marks, emblems and indicia of origin designated by Franchisor from time to time in connection with the operation of T.G.I. Friday's restaurants pursuant to the System in the Territory

PUBLICLY-HELD ENTITY - a corporation or other entity whose equity securities are
(i) registered pursuant to applicable law; (ii) widely held by the public; and
(iii) traded on a public securities exchange (or otherwise publicly traded) pursuant to applicable law

RENEWAL TERM - a period commencing upon expiration of the Initial Term and continuing for five (5) years

REPRESENTATIVE - an individual, designated as described in Section 4.01, authorized to act on behalf of, and bind, Franchisee with respect to this Agreement

RESTAURANT - the T.G.I. Friday's restaurant to be developed and operated pursuant to this Agreement

ROYALTY FEE - a continuing monthly fee in United States dollars, calculated as described on Schedule 3.01.B., payable by Franchisee to Franchisor based upon Gross Sales at the Restaurant in consideration of, in part, certain expenses to be incurred by Franchisor in providing on-going services hereunder and the continued right to operate the Restaurant at the Site under the System

SECURITY - the capital stock of, partner's interest in, or other equity interest (including the right to vote) in Franchisee, including such interests issued or created subsequent to the date hereof

SITE - the location of the Restaurant, being ________________________________

STANDARDS - the standards and specifications, as amended from time to time, contained in, and being a part of, the Confidential Information pursuant to which Franchisee shall develop and operate the Restaurant at the Site

SYSTEM - a unique, proprietary system developed and owned by Franchisor for the establishment and operation of T.G.I. Friday's restaurants, including, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes, menu items and full service bar; uniform standards, products, services and specifications; procedures with respect to operations and inventory and management control (including accounting procedures and policies); training and assistance; and advertising and promotional programs (as further developed by Franchisor from time to time)

TERM - the period constituting the Initial Term and, if properly and effectively exercised, the Renewal Term

TERRITORY - [Country], as geographically constituted on the date of the Development Agreement

TGIFM - TGI Friday's of Minnesota Inc., a Minnesota (U.S.) corporation and a subsidiary of Franchisor

TRADEMARK ACTION - an action, suit, proceeding, claim, demand, inquiry or investigation alleging infringement or "passing-off" brought or made against Franchisee or any Principal in connection with Franchisee's use (as directed by the Franchisor) of any Proprietary Mark pursuant to this Agreement

TRADEMARK DAMAGES - all fines, expenses, reasonable attorneys' fees, court costs, settlement amounts, judgments, reasonable costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and all expenses of recall, refunds, public notices and other such amounts incurred by Franchisee and directly and proximately attributable to a Trademark Action; PROVIDED, HOWEVER, that Trademark Damages shall not include compensatory, consequential, exemplary or punitive damages, lost sales or profits, damage to goodwill or reputation, costs or damages resulting from delay or other costs, expenses or other damages not directly or proximately attributable to the Trademark Action

TRADEMARK REPRESENTATIVE - Franchisor or such other person or firm designated by Franchisor in writing

TRANSFER - the sale, assignment, conveyance, pledge, mortgage or other encumbrance, whether direct or indirect, of (i) this Agreement or the Development Agreement; (ii) any or all rights or obligations of Franchisee herein; or (iii) any interest in any Security, including the issuance of any new Securities

UNCITRAL ARBITRATION RULES - the arbitration rules of the United Nations Commission on International Trade Law

WAGE EXPENSES - such wages and/or salaries (including a reasonable allocation of the cost of benefits) of, or with respect to, Franchisor's (or other described party's) employees, agents and/or representatives to be reimbursed to Franchisor or such party as described herein

2.       EXCLUSIVE RIGHTS; TERM

         2.01 Franchisor grants to Franchisee the right, and Franchisee accepts the obligation, subject to the terms and conditions herein, to develop and operate the Restaurant pursuant to the System at the Site and to use, solely in connection therewith, the Proprietary Marks. During the Term and for so long as no Event of Default has occurred under this Agreement and is continuing and no event has occurred under this Agreement which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, Franchisor will not establish, nor authorize any other person to establish, a T.G.I. Friday's restaurant under the System within ( )
[TO BE ESTABLISHED IN GOOD FAITH BY MUTUAL AGREEMENT] of the Restaurant
(except that T.G.I. Friday's restaurants may be located within airport properties or rail depots that are within such radius).

         2.02 Unless sooner terminated as provided herein, this Agreement shall commence on the date hereof and continue until the expiration of the Term. Within thirty (30) days after the Commencement Date, the parties shall execute the Commencement Date Agreement.

         2.03 If no Event of Default has occurred under this Agreement and is continuing and no event has occurred under this Agreement which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, Franchisee may renew this Agreement for the Renewal Term, subject to the satisfaction of the following conditions:

                  A. Franchisee shall give notice of such extension not less than six (6) months nor more than twelve (12) months prior to the end of the Initial Term;

                  B. Franchisee shall repair or replace Restaurant equipment, signs, interior and exterior decor items, fixtures and furnishings and shall offer such products and services such that Restaurant appearance and operations reflect the current Standards and image of the System;

                  C. Franchisee and each Principal shall execute and deliver a general release of any and all claims against the Indemnitees, including, without limitation, claims arising under this Agreement, in a form acceptable to Franchisor; and

                  D. Franchisee shall comply with Franchisor's current qualification and training requirements.

3.       FEES AND PAYMENTS

         3.01 A. Upon execution of this Agreement, Franchisee shall pay the Franchise Fee. The Pre-Paid Franchise Fee shall be credited toward the Franchise Fee as described in Section 4.A. of the Development Agreement.

                  B. Franchisee shall pay the Royalty Fee on or before the fifteenth (15th) day of each month with respect to Gross Sales at the
Restaurant in the preceding accounting month.

                  C. Franchisee acknowledges and agrees that (i) the Franchise Fee reflects, in part, certain expenses incurred or to be incurred by Franchisor in providing services hereunder and is in consideration of, in part, the grant to Franchisee herein of the right to develop and operate the Restaurant at the Site under the System; and (ii) the Royalty Fee is in consideration of, in part, certain expenses to be incurred by Franchisor in providing on-going services hereunder and the continued right to operate the Restaurant at the Site under the System.

         3.02 A. All Payments shall be made in United States dollars by deposit in the Account in immediately available funds. If United States dollars are not available in the local currency market, Payments shall be made in a currency and/or other jurisdiction designated by Franchisor. Acceptance of any Payment in a currency other than United States dollars shall not release Franchisee's obligation to make future Payments in United States dollars.

                  B. To the extent any Payment requires conversion, such amount shall be converted using the "interbank" exchange rate (or other rate Franchisor reasonably designates) using the "buy rate"

United States dollar purchase price (or at the purchase price for such other currency Franchisor designates pursuant to Section 3.02.A.) as published at end of the day by such financial institution Franchisor designates on (i) the date of Franchisor's invoice therefor; or (ii) the date due, in the case of the Franchise Fee and the Royalty Fee. All costs of currency exchange and all currency risk shall be borne by Franchisee.

               C. Payments shall be deposited (i) upon (a) execution hereof in the case of the Franchise Fee and (b) as described in Section 3.01.B., in the case of the Royalty Fee; or (ii) not more than thirty (30) days after date of invoice. Delinquent Payments shall bear interest from the due date until deposited at eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Conversion of any interest amounts into United States dollars shall occur on the due date or the date of the applicable invoice.

         3.03. A.     Subject to Section 3.03.B, all Payments shall be made net
of, and Franchisee shall pay from its own funds to the appropriate taxing authority, any and all applicable withholding tax, value added tax or similar tax or fee, it being the parties' intention that all Payments to Franchisor hereunder shall be absolutely net. Franchisee shall deliver to Franchisor receipts certifying that such taxes or fees have been paid. Any taxes or duties imposed upon or with respect to this Agreement or any materials, supplies or specifications acquired by or provided to Franchisee pursuant to or in connection with this Agreement shall be paid by Franchisee.

               B. Notwithstanding Section 3.03.A., Franchisee shall (i) withhold from Payments of the Franchise Fee and the Royalty Fee any applicable withholding tax, value added tax or similar tax or fee; (ii) pay such tax to the appropriate authority; and (iii) deliver to Franchisor receipts therefor as described in Section 3.03.A. Such tax amounts shall be deducted only from the Franchise Fee or the Royalty Fee.

         3.04 Franchisee shall not withhold or offset any portion of any Payment due to Franchisor's alleged non-performance hereunder.

         3.05 All In-Country Expenses are incurred for the account of, and directly billed to, Franchisee. When such direct billing is not feasible, Franchisee shall reimburse such expenses to Franchisor upon receipt of invoice.

4.       REPRESENTATIVE; DIRECTOR OF OPERATIONS; MANAGERS; TRAINING

         4.01 Franchisee hereby designates [Rep Name] as the Representative. Any replacement Representative shall be designated within ten (10) days of the prior Representative's resignation or termination. Each Representative shall attend and successfully complete at Headquarters Franchisor's "Owner's Orientation Program" (currently approximately four (4) weeks). The Representative hereunder and under the Development Agreement shall be the same individual.

         4.02 Franchisee hereby designates [Dir of Ops Name] as the Director of Operations. Any replacement Director of Operations shall be designated within ten (10) days of the prior Director of Operations' resignation or termination. Each Director of Operations shall attend and successfully complete at Headquarters within six (6) months of appointment Franchisor's training program required for general managers (SEE Section 4.03). The Director of Operations hereunder and under the Development Agreement shall be the same individual.

         4.03 [FIRST RESTAURANT ONLY - At least six (6) managers (general manager, assistant general manager, kitchen manager and other managers) are initially required for the Restaurant. Such managers shall attend and successfully complete at Headquarters Franchisor's training program for managers of

T.G.I. Friday's restaurants in the United States (currently approximately twenty-one (21) weeks).] [SECOND AND SUBSEQUENT RESTAURANTS -Franchisee's general manager(s) of the Restaurant shall attend and successfully complete at Headquarters, if not previously trained at Headquarters, Franchisor's training program for managers of T.G.I. Friday's restaurants in the United States (currently approximately twenty-one (21) weeks).] Subject to Franchisor's approval, subsequent managers (except general managers) may be trained by Headquarters-trained general managers in training restaurants (developed pursuant to the Development Agreement) to which Franchisor has consented. Any previously trained manager who is to become a general manager shall attend and successfully complete at Headquarters Franchisor's training program required for general managers of T.G.I. Friday's restaurants in the United States (currently approximately four (4) weeks). Franchisor may require general and kitchen managers, at Franchisee's expense, to attend and successfully complete additional training at Headquarters.

         4.04 Not less than sixty (60) days prior to the commencement of Restaurant construction, Franchisee shall designate the Project Manager. Any replacement Project Manager shall be designated within ten (10) days of the prior Project Manager's resignation or termination. Prior to commencement of construction, the Project Manager shall attend and successfully complete Franchisor's construction training program at Headquarters (currently approximately two (2) weeks).

         4.05 When a franchise agreement for the third Restaurant to be developed under the Development Agreement is executed, Franchisee shall designate the Multi-Unit Manager. Additional Multi-Unit Managers shall be designated from time to time as reasonably required by Franchisor. Prior to assuming his duties, each Multi-Unit Manager shall have successfully completed training as a general manager and shall attend at Headquarters and successfully complete Franchisor's training program for multi-unit managers (currently approximately four (4) weeks).

         4.06 Franchisor shall have the right to interview and consent to each Director of Operations, each Multi-Unit Manager, each Project Manager and all Restaurant managers. Franchisor shall endeavor to conduct such interviews in the Territory, but Franchisor may require that such interviews occur at Headquarters at Franchisee's expense.

         4.07 Franchisee shall bear all costs and expenses relating to the training of any Representative, Director of Operations, Multi-Unit Manager, Project Manager, general, assistant, kitchen and other managers.

         4.08 Franchisor shall provide instructors, facilities and materials for Headquarters training. All personnel trained at Headquarters and all management employees at each Restaurant shall be fluent in [native language] and in the English language. All training shall be in the English language. In the event a translator is required for training of Franchisee's employees, at the Site, Franchisee shall provide, at its expense, such translator (to whom Franchisor must consent).

         4.09 The NSO-Team shall assist in (i) training Franchisee's employees at the Site; and (ii) the opening of the Restaurant. The NSO-Team shall consist of approximately twelve (12) people (actual number of members shall be determined by Franchisor), depending upon the number of T.G.I. Friday's restaurants already being operated by Franchisee and such other criteria as Franchisor deems reasonable. Franchisor shall provide the following number of employees as members of each NSO-Team:


--------------------------------------- ----------------------------------
        RESTAURANT NO. OPENED             NO. OF FRANCHISOR'S EMPLOYEES
             BY DEVELOPER                        ON THE NSO-TEAM
--------------------------------------- ----------------------------------

--------------------------------------- ----------------------------------
                  1                                    12
--------------------------------------- ----------------------------------

--------------------------------------- ----------------------------------
                  2                                     6
--------------------------------------- ----------------------------------
             3 through 5                                3
--------------------------------------- ----------------------------------
           6 and thereafter                             1
--------------------------------------- ----------------------------------

The Restaurant is the [NUMBER] restaurant developed pursuant to the Development Agreement. The balance of each NSO-Team shall be comprised of Franchisee's employees to whom Franchisor has consented; PROVIDED, HOWEVER, if Franchisee fails or is unable to timely provide such employees, Franchisor may, but shall not be obligated to, staff the NSO-Team with Franchisor's employees. The cost of international travel and In-Country Expenses with respect to NSO-Team members employed by Franchisor shall be borne or reimbursed by Franchisee. In addition, with respect to any NSO-Team members employed by Franchisor supplied as a result of Franchisee's failure or inability to provide Franchisee employees, Franchisee shall additionally reimburse the Wage Expenses of such employees in connection with their participation on the NSO-Team.

         4.10 Franchisee shall comply with the employee training and testing procedures and requirements reasonably prescribed in the Manuals or otherwise in writing. In the event any such procedures or requirements contemplate the performance of such training and testing by Franchisor in the Territory, Franchisee shall bear or reimburse to Franchisor such employees' cost of international travel and In-Country Expenses.

         4.11 Franchisor may create an audio and/or video recording of any training programs at Franchisor's expense.

         4.12 Unless otherwise provided herein, any materials provided by Franchisor at Franchisee's request shall be paid for by Franchisee at Franchisor's cost, plus ten percent (10%), in consideration of Franchisor's overhead and administrative expenses.

5.       RESTAURANT LOCATION; OCCUPANCY CONTRACT

         5.01 Franchisee shall not relocate the Restaurant from the Site without Franchisor's written consent.

         5.02 The Occupancy Contract shall be executed by all necessary parties within ten (10) days of the date hereof. Franchisee shall furnish Franchisor a complete copy of the Occupancy Contract within ten (10) days after execution. Such copy may be in [native language] if accompanied by Franchisee's certificate to the effect that (i) the terms and conditions of the Occupancy Contract are not inconsistent with the summary delivered as part of the Development Materials; and (ii) the following covenants are included therein and directing Franchisor to such covenants:

               (A) Lessor shall deliver to Franchisor, simultaneously with delivery to Franchisee, any notice alleging Franchisee's default under the Occupancy Contract which threatens or purports to terminate the Occupancy Contract;

               (B) Franchisor may enter the Restaurant premises to protect the Proprietary Marks or the System or to cure any Event of Default or default under the Occupancy Contract;

               (C) Franchisee may assign the Occupancy Contract to Franchisor without any fee or modification thereof and Franchisor may assign or sublease the Occupancy Contract or license the Restaurant premises for any part of the remaining term of the Occupancy Contract, each without Lessor's consent; and

               (D) Lessor and Franchisee shall not amend the Occupancy Contract in any way which is inconsistent with the provisions of Sections 5.02(A) through (D), inclusive.

         5.03  Notwithstanding the terms of Section 5.02, Franchisee shall:

               (A) deliver to Franchisor, immediately after delivery to or by Franchisee, any notice of default under the Occupancy Contract which threatens or purports to terminate the Occupancy Contract;

               (B) permit Franchisor to enter the Restaurant premises to protect the Proprietary Marks or the System or to cure any Event of Default or default under the Occupancy Contract; and

               (C) not amend the Occupancy Contract in any way which is inconsistent with the provisions described in Sections 5.02(A) through (D), inclusive.

6.       RESTAURANT CONSTRUCTION

         6.01 The Project Manager shall ensure that (i) materials satisfying the Standards are utilized in construction; (ii) such materials are purchased from approved suppliers as described in Sections 6.06 and 6.07; and (iii) construction plans are implemented in accordance with the Standards. Franchisee shall propose appropriate adaptations of site plans, building plans and specifications, architectural guidelines, decor and construction guidelines to the local market, but any such adaptations are subject to Franchisor's prior written consent.

         6.02 Franchisee shall employ a qualified architect and licensed general contractor, but such appointment shall be subject to Franchisor's consent. Franchisee shall provide to Franchisor (i) design concept drawings for Franchisor's review and consent; and (ii) upon request of Franchisor, copies of architectural or construction contracts applicable to the Restaurant.

         6.03 Following Franchisor's consent to design concept drawings, Franchisee shall, pursuant to the Manuals, (i) submit for Franchisor's review construction plans and specifications based upon the standard construction plans provided to Franchisee, adapted to Franchisee's design for the Restaurant, (ii) modify such plans and specifications as reasonably required by Franchisor, (iii) submit such modified plans and specifications to Franchisor, and (iv) construct the Restaurant pursuant to the plans and specifications to which Franchisor has consented. The construction plans and specifications to which Franchisor has consented shall not be modified without Franchisor's consent. Prior to the commencement of construction, Franchisee shall deliver a construction schedule and thereafter shall deliver monthly revisions thereof indicating construction progress.

         6.04 Franchisee shall obtain all permits and licenses required in connection with the construction of the Restaurant. Upon request of Franchisor, copies of such permits and licenses shall be provided to Franchisor.

         6.05 Franchisee shall commence construction within six (6) months after the date of Preliminary Site Consent and shall complete construction no later than _______ [TO BE AGREED PRIOR TO EXECUTION OF EACH FRANCHISE AGREEMENT] (_________) months thereafter (and sooner, if so required by the opening dates mandated by the Development Agreement). Construction shall be deemed to have been commenced upon the commencement of site work by heavy equipment or, in the event the Restaurant is to be located in existing shell space, commencement of construction-related work. Franchisee shall, within ten (10) days after commencement of construction, advise Franchisor of such commencement date. Franchisor may inspect construction at the Restaurant premises. Franchisee shall make all necessary arrangements to ensure Franchisor's access to the Restaurant premises.

         6.06 Franchisee shall acquire from Franchisor, or a supplier satisfying the requirements of

Section 6.07, all (i) fixtures, furnishings, signs, equipment and other products and materials required for the development of the Restaurant; (ii) decorative memorabilia; (iii) Restaurant equipment; and (iv) millwork for the Restaurant. Such memorabilia, equipment and millwork shall be installed at Franchisee's expense by Franchisor or such vendor. The purchase price and charge for installation shall be reasonably established by Franchisor or such vendor. If installed by Franchisor, installation costs shall include the cost of international travel, In-Country Expenses and Wage Expenses. Franchisee acknowledges that Franchisor may (a) profit from such sale and installation; or (b) receive consideration from such vendor with respect to such sale and installation.

         6.07 Franchisee's suppliers shall (a) demonstrate the ability to meet the Standards, (b) possess quality controls and capacity to supply Franchisee's needs promptly, reliably and in a manner consistent with the Standards and the System, (c) not have been rejected in writing by Franchisor, and (d) have attended and successfully completed, at such supplier's expense, such training as reasonably required by Franchisor in the United States. Franchisee shall provide Franchisor with a current list of suppliers (current supplier lists shall thereafter be provided upon request). Franchisee shall bear or reimburse to Franchisor all In-Country Expenses incurred in connection with Franchisor's review and consent to suppliers. Franchisor may provide a list of suppliers for such items to whom Franchisor consents in the United States.

         6.08 Franchisor reserves the right to consent to, or require, limited variations from the Standards with respect to the development of other restaurants in the System.

7.       RESTAURANT OPERATIONS; MANUALS

         7.01 The Restaurant shall open for business (i) only with Franchisor's consent; and (ii) promptly after completion of appropriate training pursuant to the System (as reasonably determined by Franchisor). Upon opening and thereafter, the Restaurant shall be operated pursuant to the Standards, the System and this Agreement.

         7.02 Franchisee acknowledges that (i) every component of the System is material to (a) Franchisor, (b) other franchisees in the System and (c) the operation of the Restaurant; and (ii) compliance by all franchisees with the Standards and the System is (a) fundamental to the value of the System and to this Agreement, and (b) the basis for the broad public acceptance of the System and the goodwill associated therewith.

         7.03 Franchisee shall designate and maintain continuously during the Term the requisite number of general, kitchen and other managers for the Restaurant, each of whom shall have successfully completed appropriate training as described herein.

         7.04  Except as otherwise provided herein, Franchisee shall:

               A. use the Restaurant premises solely for the operation of the Restaurant pursuant to the terms hereof;

               B. keep the Restaurant operating pursuant to the terms hereof for such minimum hours and days as from time to time prescribed in the Manuals or otherwise in writing, except as restricted by local law;

               C. obtain and maintain all permits and licenses required for Restaurant operation and comply with all applicable laws and regulations;

               D. refrain from using any juke box, video machine or other coin or token operated machine, or any film or video device to which Franchisor has not consented;

               E. refrain from (i) offering for sale any tickets, subscriptions or chances; (ii) conducting any pools, raffles or related activities, (iii) using or allowing any gaming, dancing or live entertainment; or (iv) using or providing any form of delivery service at, from or on the Restaurant premises without Franchisor's consent;

               F. permit Franchisor to enter upon the Restaurant premises at any time to inspect the Restaurant and the products and materials used by Franchisee, cooperate with such inspection and take such steps as may be necessary to correct any deficiencies discovered during such inspection (Franchisee acknowledges that Franchisor may re-inspect the Restaurant and such products or materials or any supplier and revoke its approval should such supplier fail to meet the Standards) (the cost of such inspection shall be paid by Franchisee in accordance with Section 7.16.C.) (the cost of such inspection shall be paid to Franchisee in accordance with Section 7.16.C.); and

                  G. permit Franchisor to remove from the Restaurant samples of any inventory items (without payment) in amounts reasonably necessary for testing to determine if such samples meet the Standards (without limiting Franchisor's other rights hereunder, Franchisee shall bear or reimburse all costs of international travel, In-Country Expenses and Wage Expenses incurred if the sample does not conform to the Standards).

         7.05 Franchisee acknowledges that a material aspect of the System is the (i) breadth of palate range; and (ii) quality of, and Standards relating to, food and beverage. Franchisee's obligation to adapt the menu and menu items shall be limited as follows:

               A. with Franchisor's consent, Franchisee may limit the total number of menu items offered on the menu; PROVIDED, HOWEVER, that (i) such menu shall include (a) a minimum of ninety percent (90%) of the menu items on Franchisor's then current standard menu (as determined or designated by Franchisor) for Franchisor-operated T.G.I. Friday's restaurants in the United States or (b) substitutions or additions thereto to which Franchisor has consented; and (ii) Franchisor may require that certain menu items offered on Franchisor's then current standard menu be offered on Franchisee's menu; and

               B. Franchisee may include other menu items to which Franchisor consents; PROVIDED, HOWEVER, that the number of such items shall not exceed ten percent (10%) of the total number of items offered on Franchisee's menu.

     Menu modifications within the System (which may require acquisition of additional equipment) may be required by Franchisor once each calendar year.

         7.06 Franchisee shall (i) sell or offer only such products and services to which Franchisor has consented and which are prepared in accordance with the Standards; (ii) sell or offer for sale all products and services required by Franchisor; (iii) refrain from any deviation from the Standards without Franchisor's consent; and (iv) discontinue selling or offering any products and services to which Franchisor has not consented or has withdrawn consent in writing.

         7.07 Franchisee shall purchase Franchisor's proprietary spice packs from Franchisor or its designated vendor at a reasonable price established by Franchisor or such vendor. Franchisee acknowledges that Franchisor may (i) profit from its sale of spice packs to Franchisee; or (ii) receive consideration from such vendor with respect to Franchisee's purchases of spice packs.

         7.08 Franchisee shall (i) maintain the Restaurant (and all fixtures, furnishings, signs and equipment) in good order and condition and/or repair any damage or destruction to the Restaurant, all in compliance with System image and the Standards, and (ii) as reasonably required by Franchisor, upgrade the Restaurant to the System image and the Standards. Such upgrade shall not be required by Franchisor more than once every three (3) years and the cost thereof shall not exceed Fifty Thousand United States dollars
(U.S.$50,000.00), unless at least twenty-five percent (25%) of Franchisor-operated T.G.I. Friday's restaurants in the United States have been so modernized, in which event such cost shall not be so limited.
Franchisee shall undertake and complete such modernization within a reasonable time specified by Franchisor.

         7.09 Franchisee shall (i) acquire all inventory, supplies and other products and materials required for the operation and maintenance of the Restaurant solely from suppliers who (a) demonstrate the ability to meet the Standards, (b) possess quality controls and capacity to supply Franchisee's needs promptly, reliably and in a manner consistent with the Standards and the System, and (c) have not been rejected in writing by Franchisor; and (ii) provide Franchisor with a current list of suppliers (current supplier lists shall thereafter be provided upon request). Consent to a supplier shall be within the sole discretion of Franchisor. Franchisee shall bear or reimburse to Franchisor all of the In-Country Expenses incurred in connection with consent to suppliers. Franchisor may provide a list of suppliers for such items to whom Franchisor consents in the United States. Franchisee shall maintain sufficient amounts of, and shall utilize at all times, such inventory, supplies and other products or materials.

         7.10 Franchisor shall provide Franchisee with one (1) set of the Manuals "on loan". The Manuals and all materials to be provided hereunder shall be in the English language. Franchisee acknowledges Franchisor's ownership of any copyright rights in or to the Manuals. Franchisee shall observe such reasonable requirements concerning copyright notices as Franchisor requests. The Manuals shall be returned to Franchisor immediately upon request or upon termination or expiration of this Agreement. Replacement Manuals and updates to the Manuals will be made available to Franchisee at an additional cost.

         7.11 Franchisee shall operate the Restaurant in accordance with the System, the Manuals, the Standards, written directives (whether or not such directives are made part of the Manuals or the Standards) and other manuals prepared for use in Restaurant operations. The Manuals, the Standards, other manuals and such written directives may be revised from time to time.

         7.12 The Manuals, other manuals, such written directives and any Confidential Information shall be kept in a secure location in the Restaurant and returned to Franchisor immediately upon request or upon termination or expiration of this Agreement.

         7.13 Franchisee shall keep the Manuals, the Standards, other manuals and such written directives up-to-date. In the event of any dispute as to the contents of the Manuals, the Standards, other manuals or written directives, the copy thereof maintained by Franchisor shall control.

         7.14 Franchisee shall establish prices charged for products or services sold in the Restaurant.

         7.15 Franchisee shall obtain such copyright licenses as may be necessary to authorize the playing of recorded music in the Restaurant. Franchisee shall change such recorded music as required from time to time in the Manuals or otherwise in writing.

         7.16  Franchisor shall provide to Franchisee:

               A. access, together with other franchisees, to new System developments and Franchisee may be required to attend meetings in the United States at its expense to discuss such developments;

               B. access to and written materials concerning improvements to the System which may include, without limitation, new products, recipes, equipment, specifications and menu formats. At

Franchisee's request, Franchisor shall provide training or demonstrations at the Restaurant of new products or other changes to the System. Franchisee shall bear or reimburse to Franchisor all costs of international travel, In-Country Expenses and Wage Expenses in connection with such demonstrations; and

               C. periodic inspection and evaluation of the Restaurant as reasonably required by Franchisor. Franchisee shall bear or reimburse the In-Country Expenses incurred in connection with the first two (2) inspections each calendar year. If additional inspections are (i) requested by Franchisee; or (ii) reasonably required by Franchisor, Franchisee shall additionally bear or reimburse all costs of international travel in connection with such additional inspections. If Franchisee operates other T.G.I. Friday's restaurants under the System in the vicinity of the Restaurant, Franchisor shall endeavor to perform multiple inspections and evaluations on a single inspection trip.

         7.17 Franchisor reserves the right to consent to, or require, limited variation from the Standards with respect to the operation of other T.G.I. Friday's restaurants in the System.

8.       CONFIDENTIAL INFORMATION

         8.01 Neither Franchisee nor any Principal shall communicate, disclose or use any Confidential Information except as (i) permitted herein, or (ii) required by law. Confidential Information shall be disclosed only to such employees of Franchisee as is required in connection with performance of job functions. Neither Franchisee nor any Principal shall, without Franchisor's prior consent, copy, duplicate, record or otherwise reproduce any Confidential Information. Confidential Information may be provided to consultants and contractors only to the extent necessary for such parties to provide services to Franchisee. Franchisee shall indemnify the Indemnitees from any damages, costs or expenses resulting from or related to any disclosure or use of Confidential Information by its agents, employees, consultants and contractors.

         8.02 Franchisee and each Principal acknowledge Franchisor's exclusive ownership of the Confidential Information and the System, and TGIFM's exclusive ownership of, and Franchisor's license with respect to, the Proprietary Marks. Neither Franchisee nor any Principal shall, directly or indirectly, contest or impair Franchisor's or TGIFM's exclusive ownership of, and/or license with respect to, the Confidential Information, the System or the Proprietary Marks.

         8.03 If Franchisee develops improvements (as determined by Franchisor) to the Confidential Information, Franchisee and the Principals shall each execute an amendment to this Agreement reflecting such improvements and Franchisor's or TGIFM's exclusive ownership thereof. All such improvements shall be Confidential Information.

         8.04 Each Principal shall execute and deliver to Franchisor a covenant in the form attached as ATTACHMENT C. Franchisee shall cause each Director of Operations, Representative, Multi-Unit Manager, Project Manager, general, kitchen and other Restaurant managers and such other employees of Franchisee whom Franchisor shall designate to execute and deliver to Franchisor a covenant in the form attached as ATTACHMENT D. Notwithstanding the execution of such covenant, Franchisee shall indemnify the Indemnitees from any damages, costs or expenses resulting from or related to any disclosure or use of Confidential Information by any Principal, Director of Operations, Representative, Multi-Unit Manager, Project Manager, general, kitchen and other Restaurant managers and other employees of Franchisee.

         8.05 Immediately upon any termination or expiration of this Agreement, Franchisee and each Principal shall return to Franchisor the Confidential Information (and any copies thereof), including that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information prepared by Franchisee or such Principal, their agents, representatives or employees.

9.       PROPRIETARY MARKS

         9.01 Franchisor grants to Franchisee the non-exclusive right and license to use the Proprietary Marks listed on ATTACHMENT B (subject to the terms thereof and hereof) during the Term in accordance with the System, the Standards and as prescribed by Franchisor from time to time. In connection therewith, Franchisee agrees that:

               A. Franchisee shall use (i) only such of the Proprietary Marks as are designated by Franchisor for Franchisee's use; and (ii) such marks only in the manner specified by Franchisor in writing. Any other use of any Proprietary Mark shall constitute an infringement of Franchisor's and TGIFM's rights therein.

               B. Franchisee shall use the Proprietary Marks only (i) for the operation of the Restaurant; (ii) at the Site or in advertising related to the Restaurant; and (iii) during the Term. Franchisee shall cease (a) any unauthorized use of any Proprietary Mark upon demand; and (b) all use upon the termination or expiration of this Agreement.

               C.     (1)     Franchisor shall indemnify and defend Franchisee
and each Principal from all Trademark Damages incurred in connection with a Trademark Action; PROVIDED, HOWEVER, that, as express conditions precedent to such indemnity, Franchisee and the Principals shall (i) immediately advise Franchisor of such Trademark Action; and (ii) fully cooperate with Franchisor and its representatives in the defense or settlement of the Trademark Action. Franchisor shall have the right (to the exclusion of Franchisee and each Principal) to (a) select such counsel and other representatives to represent Franchisor, Franchisee and Principals in connection with the Trademark Action;
(b) make all decisions, judgments and elections in connection with the Trademark Action; and (c) settle or compromise the Trademark Action in its sole discretion.

                      (2) Franchisee and each Principal recognize that others may have acquired or attempted to acquire rights in or to colorable variations or copies of the Proprietary Marks in [Country]. Franchisor does not represent, warrant or covenant that it or TGIFM has any right to use the Proprietary Marks in [Country] or that the use of any of the Proprietary Marks does not violate the rights of any other person.

                      (3) Subject only to the provisions of Section 9.01.C.(1), Franchisor reserves the right to substitute, at Franchisor's expense, different trade names, service marks, trademarks, logos, emblems, symbols and indicia of origin for the Proprietary Marks for use in identifying the System and the business operated thereunder.

               D. During the Term, Franchisee shall identify itself as a "licensed franchisee" of Franchisor (i) in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, contracts and business cards; (ii) in a notice posted at conspicuous locations in the Restaurant; (iii) on any authorized delivery vehicles; and (iv) in any other manner as Franchisor may designate in writing.

               E. Franchisee shall not pledge, mortgage or otherwise encumber its rights to use any of the Proprietary Marks.

               F. Franchisee shall not use any of the Proprietary Marks as part of its corporate or other name. Franchisee shall comply with Franchisor's instructions, and shall execute any documents deemed necessary by Franchisor or its counsel, in filing and maintaining any requisite trade name or fictitious name registrations in connection with the Proprietary Marks.

               G.     (1)     Subject to Section 9.01.C., Franchisee and each
Principal hereby waives any claim with respect to, and releases Franchisor and TGIFM from, any liability or obligation with respect to (i) its use of any of the Proprietary Marks; or (ii) any Trademark Action.

                      (2) Franchisee shall immediately notify Franchisor of any (i) infringement of the Proprietary Marks or challenge to the use of any thereof; or (ii) claim by any person of any rights in or to any of the Proprietary Marks. Franchisee and each Principal shall not communicate with any person except Franchisor and Franchisor's counsel in connection with any such infringement, challenge or claim. Franchisor in its sole discretion may take such action as it deems appropriate, and shall exclusively control, any litigation or proceeding arising from any infringement, challenge, claim or otherwise relating to any of the Proprietary Marks. Franchisee shall execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of Franchisor or its counsel, be necessary or advisable in any such litigation or proceeding or to otherwise protect or maintain Franchisor's or TGIFM's rights and interest in the Proprietary Marks.

               H. Neither Franchisee nor any Principal shall, directly or indirectly, apply for, register, attempt to or obtain control of, or interfere with Franchisor's or TGIFM's efforts to obtain registration or ownership of any name, trademark, service mark or other identifying name anywhere in the world.

               I. Franchisee shall cooperate with Franchisor to prove the continuous and effective use of the Proprietary Marks, including in connection with any registration (if obtained) or any renewal thereof.

         9.02  Franchisee and each Principal agree and acknowledge that:

               A. Franchisor or TGIFM is the exclusive owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated therewith;

               B. the Proprietary Marks identify Franchisor and TGIFM as the source of origin of goods and services provided under such marks and the System;

               C. Franchisee shall not directly or indirectly contest Franchisor's or TGIFM's ownership or the validity of, or interest in, the Proprietary Marks;

               D. Franchisee does not have, and shall not acquire by use pursuant to this Agreement, any ownership or other interest in or to the Proprietary Marks, except the right and license granted herein, subject in all respects to the terms hereof;

               E. any and all goodwill arising from Franchisee's use of the Proprietary Marks shall inure exclusively to Franchisor or TGIFM without compensation; and

               F. Franchisee's right and license to use the Proprietary Marks is non-exclusive and, subject to Section 2.01 hereof, Franchisor or TGIFM has and retains all rights relating to the Proprietary Marks and the use thereof, including, without limitation, the right to:

                      (1)     grant other licenses to use the Proprietary Marks;

                      (2) develop and establish other systems using the Proprietary Marks or other names or marks and to grant licenses thereto without providing any rights therein to Franchisee; and

                           (3)      engage,  directly or indirectly,  at
wholesale, retail or otherwise, in (a) the production, distribution, license and/or sale of products and services under the Proprietary Marks or other names or marks, and (b) the use, in connection with such production, distribution and sale, of any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by Franchisor.

         9.03 If required by applicable law, Franchisee shall cooperate with Franchisor in (i) registering Franchisee as an authorized user of the Proprietary Marks; and (ii) canceling such registration at Franchisor's request or upon any termination or expiration of this Agreement. Franchisor shall appoint the Trademark Representative to obtain registration, or to terminate the registration, of Franchisee as an authorized user of the Proprietary Marks. Franchisee shall execute an irrevocable power of attorney contemporaneously herewith in a form acceptable to Franchisor pursuant to which Franchisee shall authorize the Trademark Representative to register Franchisee as an authorized user of the Proprietary Marks and to cancel such registration as described above. Such power of attorney shall continue in effect notwithstanding the termination or expiration of this Agreement. Any costs or expenses incurred in connection with any such registration or termination will be paid by Franchisee.

10.      ADVERTISING

         10.01 Franchisee recognizes (i) the value of advertising; and (ii) that standardized advertising programs enhance the goodwill and public image of the System.

                  A. Franchisee shall expend not less than two percent (2%) of Gross Sales, measured over continuing six (6) month periods, for local advertising. Franchisee's local advertising may utilize media to which Franchisor has consented, including:

                   (1)      newspapers, magazines and other
                            periodicals;

                   (2)      radio/ television;

                   (3) outdoor advertising (E.G., billboards or signs);

                   (4)      transit advertising;

                   (5)      direct mail; and

                   (6)      such other media to which Franchisor consents.

         Expenditures made for participation in (i) advertising and promotional programs described in Section 10.01.B.; and (ii) Franchisor's international or regional advertising funds described in Section 10.02.A. shall be credited to Franchisee's local advertising obligation. Franchisor may audit Franchisee's books and records to confirm local advertising expenditures.

                  B. Franchisor may, from time to time, develop and administer advertising and sales promotion programs in which Franchisee may participate, upon terms and conditions established by Franchisor.

         10.02 A. Franchisor shall have the right to establish international or regional advertising funds. If such fund(s) are established and if advertising to be purchased therewith shall reach local media in the Territory, Franchisor shall provide notice to Franchisee and Franchisee shall contribute to such fund(s) on a monthly basis in an amount determined by Franchisor, such amount not to exceed two percent (2%) of Gross Sales per month.

                  B. Franchisor or its designee shall (i) administer such funds, (ii) direct all advertising programs, and (iii) shall have sole discretion to consent to or reject all creative concepts, materials and media and the placement and allocation thereof. Franchisor and its designees undertake no obligation to (a) make expenditures in the Territory which are equivalent or proportionate to Franchisee's contribution, or (b) ensure that any particular franchisee benefits directly or PRO RATA from the placement of such advertising. Such funds may be applied to Franchisor's costs of maintaining, administering, directing and preparing advertising; PROVIDED, HOWEVER, that such funds shall not be used to defray Franchisor's general operating expenses (except reasonable administrative costs and overhead related to the administration or direction of such funds and programs). Such funds shall be maintained in a separate account and an annual statement of fund expenditures shall be delivered to Franchisee upon request.

         10.03 All advertising and promotion by Franchisee shall conform to the Standards. Prior to use Franchisee shall submit all advertising and promotional plans and materials not prepared by Franchisor or not previously consented to by Franchisor during the prior twelve (12) months. Franchisor shall consent to or reject such plans and materials within thirty (30) days of receipt. Franchisee shall not use such plans or materials until Franchisor's consent is received. Franchisee shall promptly discontinue any advertising or promotional plans or materials, whether or not previously consented to, upon notice from Franchisor.

11.      INSURANCE

         11.01 Franchisee shall obtain, at least thirty (30) days prior to commencement of Restaurant construction, and maintain throughout the Term, such property, casualty and general liability insurance as may be (i) required by law; or (ii) reasonably designed to protect Franchisee from the risks inherent in construction and Restaurant operation. The types and amounts of coverage and the issuing companies are subject to Franchisor's consent, which consent will not be unreasonably withheld. Such insurance shall:

                  (a) name the Indemnitees as additional insured parties;

                  (b) contain no provision which limits or reduces coverage in the event of a claim by any one (1) or more of the Indemnitees;

                  (c) provide that policy limits shall not be reduced, coverage restricted, canceled, allowed to lapse or otherwise altered or such policy(ies) amended without Franchisor's consent; and

                  (d) be obtained from reputable insurance companies authorized to do business in all jurisdictions in which the Restaurant is located.

         11.02 Such insurance may provide for reasonable deductible amounts, but the deductible amounts shall be subject to Franchisor's review and consent.

         11.03 A certificate of insurance shall be submitted for Franchisor's consent prior to the commencement of construction and thereafter to evidence uninterrupted coverage. Franchisee shall deliver a complete copy of such policy(ies) within ten (10) days of request by Franchisor.

         11.04 Franchisee shall hold the Indemnitees harmless from any and all liability or expense arising from any claim, demand, action, suit or other proceeding resulting from or connected with the operation of the franchised business by Franchisee and Franchisee's employees or agents, and Franchisee shall fully indemnify the Indemnitees for any loss sustained in connection therewith.

         11.05 Franchisee's obligation to obtain and maintain insurance or to indemnify any Indemnitee shall not be limited by reason of any insurance which may be maintained by any Indemnitee, nor shall such insurance relieve Franchisee of any liability under this Agreement. Franchisee's insurance shall be primary to any policies maintained by any Indemnitee.

         11.06 If Franchisee fails to obtain or maintain such insurance, Franchisor may acquire such insurance at Franchisee's expense. The cost thereof, together with a reasonable fee for Franchisor's expenses in so acting and interest at eighteen percent (18%) per annum from the date acquired, shall be payable by Franchisee upon notice.

12.      ACCOUNTING AND RECORDS

         12.01 Franchisee shall prepare and preserve, in accordance with the System and the Manuals, complete and accurate books, records and accounts with respect to the Restaurant. Franchisee shall prepare reports or disclosures required or permitted herein and in the Manuals and shall maintain and preserve the underlying records, including, without limitation, sales slips, coupons, purchase orders, invoices, payroll records, check stubs, bank statements, sales tax records and returns, cash receipts and disbursements, journals and ledgers, in a form and manner prescribed in the Manuals or otherwise prescribed by Franchisor in writing. Franchisee shall adopt such accounting periods as Franchisor shall prescribe.

         12.02 Franchisee shall submit to Franchisor (i) a monthly accounting of Gross Sales simultaneously with the Payment of the Royalty Fee therefor; and (ii) an annual accounting of Gross Sales within thirty (30) days after the end of each accounting year. Each such report shall reflect Gross Sales in [Currency].

         12.03 Franchisee shall submit to Franchisor such additional reports, records, data, information, financial statements (including guest counts) as Franchisor may reasonably require or as specified from time to time in the Manuals in the form reasonably required by Franchisor. Franchisor may inspect, copy and audit all such information (Sections 12.01, 12.02 and 12.03) and the books, records and tax returns of Franchisee upon five (5) days' prior notice.

         12.04 If any audit discloses an (i) understatement of Gross Sales for the period subject to audit of one percent (1%) or more; or (ii) underpayment of the Royalty Fee for the period subject to audit of five percent (5%) or more, Franchisee shall reimburse (in addition to payment of such Royalty Fee) any and all costs and expenses incurred connected with such audit, including, without limitation, the costs of international travel, In-Country Expenses and Wage Expenses of the auditors.

         12.05 The annual accounting of Gross Sales required in Section 12.02 and other financial statements requested by Franchisor shall be audited by an independent certified public accountant or its equivalent to whom Franchisor has consented. All financial statements or reports shall be accompanied by a certificate of Franchisee's treasurer or chief financial officer to the effect that such statements or reports fairly and accurately reflect the matters reported therein and are complete and correct.

13. FRANCHISEE'S REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE AND NEGATIVE COVENANTS

         13.01 Franchisee represents and warrants to Franchisor as follows:

                  A. Franchisee is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to own, operate and lease its assets (real or personal), to carry on its business, to enter into this Agreement and perform its obligations hereunder. Franchisee is duly qualified to do business and is in good standing in each jurisdiction in which its business or the ownership of its assets requires.

                  B. The execution, delivery and performance by Franchisee of this Agreement and all other agreements contemplated herein has been duly authorized by all requisite corporate or partnership action and no further action is necessary to make this Agreement or such other agreements valid and binding upon it and enforceable against it in accordance with their respective terms. Neither the execution, delivery nor performance by Franchisee of this Agreement or any other agreements contemplated hereby will conflict with, or result in a breach of any term or provision of Franchisee's certificate or articles of incorporation, corporate charter, by-laws or partnership agreement or under any indenture, mortgage, deed of trust or other contract or agreement to which Franchisee is a party or by which it or any of its assets are bound, or breach any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  C. Franchisee's certificates or articles of incorporation, corporate charter, by-laws, partnership agreement and other governing documents expressly limit Franchisee's business activities solely to the development and operation (pursuant to the Development Agreement and this Agreement or other franchise agreements with Franchisor) of "Restaurants" (as defined in the Development Agreement).

                  D. Certified copies of Franchisee's certificate or articles of incorporation, corporate charter, by-laws, partnership agreement, other governing documents and any amendments thereto, including board of director's or partner's resolutions authorizing this Agreement, each translated into the English language, have been delivered to Franchisor.

                  E. Certified list of the shareholders of Franchisee, including the number and type of shares owned by each shareholder.

                  F. Franchisee's certificate or articles of incorporation, corporate charter or partnership agreement limit Transfers as described in Sections 14.02 and 14.03.

                  G. If Franchisee is (i) a corporation, each Security shall bear a legend (in a form to which Franchisor consents) indicating that; or
(ii) a partnership, its partnership agreement shall provide (in a form to which Franchisor consents) that, any Transfer is subject to Sections 14.02 and 14.03.

         13.02 Franchisee affirmatively covenants with Franchisor as follows:

                  A. Franchisee shall perform its duties and obligations hereunder and shall require each Director of Operations, Multi-Unit Manager, Project Manager and general, assistant general, kitchen and other managers to dedicate their respective full time and best efforts to the development, construction, management, operation, supervision and promotion of the Restaurant.

                  B. Franchisee shall promptly provide to Franchisor, without charge, any information concerning any new process or improvements in the development, construction, management, operation, supervision or promotion of the Restaurant developed by Franchisee or any Principal. Any such process or improvement shall be Franchisor's exclusive property.

                  C. Franchisee shall comply with all requirements of applicable rules, regulations and ordinances.

                  D. Franchisee shall maintain a current list of all Principals and deliver a certified copy thereof to Franchisor upon (i) any Transfer; or (ii) request.

                  E. Each Security issued subsequent to the date hereof shall bear a legend (in a form acceptable to Franchisor) indicating that any Transfer is subject to Sections 14.02 and 14.03.

         13.03 Franchisee acknowledges to and/or negatively covenants with Franchisor as follows:

                  A. Franchisee shall not amend its certificate or articles of incorporation, corporate charter, by-laws, partnership agreement or other governing documents in a manner which is inconsistent with Sections 13.01.C,
14.02 and 14.03.

                  B. Franchisee shall not remove or permit removal from any Security or its partnership agreement, or issue any Security that does not have endorsed upon it, the legend described in Section 13.01.G.

                  C. Franchisee and each Principal shall receive valuable, unique training, trade secrets and the Confidential Information which are beyond the present skills, experience and knowledge of Franchisee, any Principal and Franchisee's employees. Franchisee and each Principal acknowledge (i) that such training, trade secrets and the Confidential Information (a) are essential to the development of the Restaurants and (b) provides a competitive advantage to Franchisee; and (ii) access to such training, trade secrets and the Confidential Information is a primary reason for their execution of this Agreement. In consideration thereof, Franchisee and each Principal covenant that, during the Term and for a period of two (2) years after the expiration or termination of this Agreement, neither Franchisee nor any Principal shall, directly or indirectly:

                           (1)      employ or seek to employ any person (or
induce such person to leave his or her employment) who is, or has within one (1) year been, employed (i) by Franchisor; (ii) by any developer or franchisee of Franchisor; or (iii) in any other concept or system owned, operated or franchised by an Affiliate, as a director, officer or in any managerial capacity;

                           (2)      own, maintain, operate or have any
interest in any Competing Business;

                           (3)      own, maintain, operate or have any
interest in any Competing Business which business is, or is intended to be, located in the Territory; or

                           (4)      own, maintain, operate or have any
interest in any Competing Business which business is, or is intended to be, located within a twenty (20) kilometer radius of any restaurant in the System (for purposes of enforcement of this Section 13.03.C.(4) the law of the jurisdiction where such restaurant is located shall control).

                  D. Sections 13.03.C (2), (3) and (4) shall not apply to the acquisition by Franchisee of an interest for investment only of five percent (5%) or less of the capital stock of a Publicly-Held Entity if such owner is not a director, officer or manager therefor or consultant thereto.

         13.04 Each of the foregoing covenants is independent of each other covenant or agreement contained in this Agreement.

         13.05 Franchisor may, in its sole discretion, reduce the area, duration or scope of any covenant contained in Section 13.03 without Franchisee's or any Principal's consent, effective upon notice to Franchisee. Franchisee and each Principal shall comply with any covenant as so modified.

         13.06 Franchisee's representations, warranties, covenants and agreements herein are continuing representations, warranties, covenants and agreements, each of which shall survive the expiration or termination hereof.

14.      TRANSFER

         14.01 Franchisor may assign this Agreement, or any of its rights or obligations herein, to any person or entity without Franchisee's or any Principal's consent; PROVIDED, HOWEVER, that any such assignment shall not affect Franchisee's rights hereunder.

         14.02 A. Franchisee and each Principal acknowledge that Franchisee's rights and obligations herein and in each Franchise Agreement are personal to Franchisee and that Franchisor has entered into this Agreement relying upon the business skill, experience and aptitude, financial resources and reputation of Franchisee and each Principal. Therefore, neither Franchisee nor any Principal, or their respective successors or permitted assigns, shall complete, or allow to be completed, any Transfer without Franchisor's consent. Any purported Transfer, by operation of law or otherwise, without Franchisor's consent shall be null and void and constitute an Event of Default.

               B. Franchisor may require satisfaction of any of the following conditions, and such other conditions as Franchisor may reasonably require, prior to consenting to any Transfer:

                           (1) (i) no Event of Default shall have occurred
under this Agreement and be continuing, and (ii) no event shall have occurred under this Agreement which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

                           (2) Franchisee and/or any affected Principal
shall deliver a general release of any and all claims against the Indemnitees, including, without limitation, claims arising under this Agreement, in a form acceptable to Franchisor;

                           (3) Franchisee and/or any affected Principal
shall remain liable for the performance of its obligations, covenants and agreements herein through the date of Transfer and shall execute all instruments reasonably requested by Franchisor to evidence such liability;

                           (4) the transferee and all owners of any record
or beneficial interest in the capital stock (or other interest) thereof shall
(i) make each of Franchisee's and Principal's representations and warranties;
(ii) assume full, unconditional, joint and several liability for, and agree to perform from the date of Transfer, each of Franchisee's and Principal's obligations, covenants and agreements herein; and (iii) execute all instruments (in a form acceptable to Franchisor) reasonably requested by Franchisor to evidence the foregoing;

                           (5) the transferee shall satisfy, in Franchisor's
reasonable judgment, Franchisor's then existing criteria for international franchisees or principals, including, without limitation: (i) education;
(ii) business skill, experience and aptitude; (iii) character and reputation; and (iv) financial resources;

                           (6) the transferee and all of its owners shall
execute (without extending the Term) the standard form of franchise agreement then being offered to new System franchisees in international markets or other form of this Agreement and such other ancillary agreements as Franchisor may request, all of which shall supersede this Agreement and its ancillary documents and the terms of which may differ from the terms hereof including, without limitation, higher Franchise and Royalty Fees and advertising contributions;

                           (7) the transferee at its expense shall satisfy
the requirements of Sections 2.03.B. hereof as if Franchisee had exercised a Renewal Term; and

                           (8) at the transferee's expense, the transferee's
Representative, any Multi-Unit Manager(s), Director of Operations, Project Manager, general manager(s) and other managers shall complete such training as then required (if not previously trained pursuant to the terms hereof), upon such terms and conditions as Franchisor may reasonably require.

         14.03 Franchisee and each Principal agree that (i) no Transfer (including the issuance of any new Securities) shall occur without Franchisor's prior written consent; (ii) Franchisor shall have and is hereby granted a right of first refusal and option with respect to any Transfer;
(iii) should any Principal desire to accept a BONA FIDE offer to so Transfer or should Franchisee desire to issue or sell any new Securities, such party shall promptly notify Franchisor thereof and shall provide such information and documents relating thereto as Franchisor may require; (iv) within thirty
(30) days after receipt of such notice and documents, Franchisor may notify such party that it intends to complete such Transfer upon such terms and conditions (PROVIDED, HOWEVER, that (a) Franchisor may elect to make payment in United States dollars or such other currency Franchisor designates and (b) such transaction shall be consummated within a reasonable period of time after Franchisor has given such notice); (v) any material change in the terms of any offer or any change in the identity of the proposed transferee shall constitute a new offer subject to Franchisor's right and option; and (vi) Franchisor's failure to exercise such right and option shall not constitute a waiver of such right and option with respect to future offers.

         14.04 In the event Franchisee requests Franchisor's consent to any proposed Transfer, there shall be paid to Franchisor a non-refundable fee to compensate Franchisor for its costs and expenses associated with reviewing the proposed Transfer, including, without limitation, travel costs and expenses, legal and accounting fees and diversion of employee resources. No such fee shall be payable with respect to a transaction with Franchisor described in Section 14.03.

         14.05 In the event any Principal is a natural person, Franchisee shall promptly notify Franchisor of the death or Permanent Disability of such Principal. Any Transfer upon death or Permanent Disability shall be subject to the terms and conditions described in Sections 14.02 and 14.03 and shall be completed prior to a date which is (i) one (1) year after date of death; or (ii) ninety (90) days after the date such Principal becomes, or is deemed to be, Permanently Disabled. Any Principal refusing to submit to examination with respect to Permanent Disability shall be deemed Permanently Disabled.

         14.06 Franchisor's consent to any Transfer shall not constitute a waiver of (i) any claims it may have against the transferor; or (ii) the transferee's compliance with terms hereof.

15.      CONSENT AND WAIVER

         15.01 When required, Franchisee or any Principal shall make written request for Franchisor's consent in advance and such consent shall not be deemed given by Franchisee unless it is set forth in writing. Franchisor's consent shall not be unreasonably withheld, except as expressly provided herein.

         15.02 Except as expressly made herein, Franchisor makes no representations or warranties upon which Franchisee or any Principal may rely and assumes no liability or obligation to Franchisee, any Principal or any third party by providing any waiver, approval, advice, consent or services to Franchisee or due to any delay or denial thereof.

16.      DEFAULT AND REMEDIES

         16.01 The following shall constitute Events of Default by Franchisee:
(i) failure to

(a) commence or complete construction of the Restaurant or (b) open and thereafter continually operate the Restaurant, as described herein; (ii) the breach or falsity of any representation or warranty herein; (iii) failure to deliver executed covenants as required in Section 8.04; (iv) failure to comply with or perform its covenants, obligations and agreements herein; (v) any Transfer that (a) occurs other than as provided in Section 14, or (b) fails to occur within the time periods described in Section 14 (notwithstanding any lack of, or limits upon, the enforceability of any term or provision of Sections 13.01.F. or 14.02; (vi) failure to make any Payment on or before the date payable; (vii) failure to meet and/or maintain the Standards; (viii) Franchisee (a) is adjudicated, or is, bankrupt or insolvent, (b) makes an assignment for the benefit of creditors, or (c) seeks protection from creditors by petition in bankruptcy or otherwise or there is filed against Franchisee a similar petition which is not dismissed within thirty (30) days; (ix) the appointment of a liquidator or receiver that is not dismissed within thirty (30) days of appointment for (a) all or substantially all of Franchisee's assets or (b) the Restaurant; (x) breach or failure to perform any other term or condition of this Agreement; (xi) Franchisee or any Principal pleads guilty to or is convicted of a felony or a crime involving moral turpitude or any other crime or offense that Franchisor reasonably believes is likely to adversely affect the System or the goodwill associated therewith (whether in the United States, the Territory or elsewhere) or Franchisor's interest therein; or (xii) any (a) two (2) or more Events of Default shall arise under any single Section of this Section 16.01 or (b) three (3) or more Events of Default shall arise under this Section 16.01, in any continuous twelve (12) month period notwithstanding the previous cure of such Events of Default.

                  Franchisor shall not exercise any remedies available hereunder with respect to the following described Events of Default unless such Events of Default remain uncured after notice from Franchisor thereof and the expiration of the following cure periods:

                  (a)      with respect to any Event of Default arising under
Section 16.01 (vi) - ten (10) days; or

                  (b) with respect to any Event of Default arising under Sections 16.01 (i) - (v) inclusive, (vii) and (x) - thirty (30) days.

                  No such limitation upon Franchisor's right to exercise remedies shall exist with respect to Events of Default risen under Sections
16.01 (viii), (ix), (xi) or (xii).

         16.02 Upon the occurrence of an Event of Default, Franchisor may exercise one or more of the following remedies or such other remedies as may be available at law or in equity:

                  A. cure such Event of Default at Franchisee's expense and, in connection therewith, Franchisee (i) hereby grants to Franchisor all rights and powers necessary or appropriate to accomplish such cure; (ii) shall indemnify and hold the Indemnitees harmless from and against all costs, expenses (including reasonable fees of counsel and other engaged professionals), liabilities, claims, demands and causes of action (including actions of third parties) incurred by or alleged against any Indemnitee in connection with Franchisor's cure; and (iii) shall reimburse or pay such costs or damages within ten (10) days of receipt of Franchisor's invoice therefor;

                  B. in the event of a material Event of Default, terminate this Agreement and all rights granted hereunder, upon notice to Franchisee, without waiving any (i) claim for damages suffered by Franchisor; or (ii) other rights, remedies or claims; or

                  C. with respect to an Event of Default arising from a breach of covenant contained in Section 13.03.C (1), the affected former employer shall be compensated by the breaching party (and Franchisee shall be additionally liable for breaches by any Principal) for the reasonable costs and expenses incurred by such employer in connection with training such employee. Franchisee and each Principal acknowledge that such expenses are impossible to accurately quantify and agree that, as liquidated damages and not as a penalty, an amount equal to such employee's annual rate of compensation in the final twelve (12) months of employment (or an annualized rate if employed for a shorter period) by such former employer shall be paid by the breaching party to the former employer at such time as such employee commences employment.

                  For purposes of this Section 16, "material" shall mean substantial deviation from the performance required. The parties agree that Events of Default arising under Section 16.01(i), (iii), (iv) [with respect to Events of Default arising, without limitation, under Sections 9.01 through 9.03, inclusive], (v), (vi), (viii), (ix), (xi) or (xii) (without limitation) shall constitute material Events of Default.

                  D. Franchisee and each Principal agree that Franchisor's exercise of the rights and remedies set forth herein are reasonable. Franchisor may, in addition to pursuing any other remedies, specifically enforce such obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Franchisor's right to obtain equitable relief.

         16.03 Franchisor's rights and remedies shall be cumulative, and not exclusive, of any other right or remedy described herein or available at law or in equity. The expiration or termination of this Agreement shall not release Franchisee or any Principal from any liability or obligation then accrued or any liability or obligation continuing beyond, or arising from, such expiration or termination.

         16.04 Franchisor's failure to exercise any right or remedy or to enforce any obligation, covenant or agreement herein shall not constitute a waiver by, or estoppel of, Franchisor's right to enforce strict compliance with any such obligation, covenant or agreement. No custom or practice shall modify or amend this Agreement. Franchisor's waiver of, or failure or inability to enforce, any right or remedy shall not impair Franchisor's rights or remedies with respect to subsequent Events of Default of the same, similar or different nature. Franchisor's delay, forbearance or failure to exercise any right or remedy in connection with any Event of Default or default by other franchisees shall not affect, impair or constitute a waiver of such rights or remedies. Acceptance of any Payment shall not waive any Event of Default.

         16.05 Franchisee and each Principal shall, jointly and severally, pay all costs and expenses (including reasonable fees of counsel and other engaged professionals) incurred by Franchisor in successfully enforcing this Agreement. The existence of any claims, demands or actions which either Franchisee or any Principal may have against Franchisor, whether arising from this Agreement or otherwise, shall not constitute a defense to Franchisor's enforcement of Franchisee's or any Principal's representations, warranties, covenants, agreements or obligations herein.

         16.06 During the Term, the parties acknowledge that:

                  A. if any governmental authority expropriates or threatens to expropriate any of the assets of Franchisee;

                  B. if any governmental authority expropriates or threatens to expropriate any assets (including, but not limited to, the intellectual property rights) of Franchisor; or

                  C. if Franchisee is prevented by any governmental authority whether due to foreign exchange restrictions or for any other reason from paying any Royalty Fee or making any other payment to Franchisor in United States Dollars for a period of twelve (12) months, Franchisor or Franchisee may, at either party's option, terminate this Agreement on the giving of thirty (30) days notice in writing to the other party.

17.      OBLIGATIONS UPON TERMINATION OR EXPIRATION

         17.01 Upon any termination or expiration of this Agreement, and subject to Section 2.A (second sentence) of the Development Agreement (if then if effect), Franchisor may establish, or authorize others to establish, T.G.I. Friday's restaurants in the Territory.

         17.02 Upon any termination or expiration of this Agreement, all rights granted to Franchisee herein shall terminate and Franchisee shall:

                  A. immediately cease to operate the Restaurant under the System;

                  B. immediately cease to use (subject to other franchise agreements executed pursuant to the Development Agreement (if then in effect)) (i) any Confidential Information; (ii) the System and the Standards; and (iii) the Proprietary Marks and other distinctive signs, symbols and devices associated with the System;

                  C. immediately deliver to Franchisor all Confidential Information and all copies thereof, retaining copies thereof only as reasonably required to comply with law; and

                  D. cancel any assumed name or equivalent registration which contains any of the Proprietary Marks or any other name, service mark or trademark of Franchisor or TGIFM.

                  Franchisee shall furnish evidence of compliance with these obligations within five (5) days after any termination hereof.

         17.03 A. Franchisee grants to Franchisor the option, exercisable upon notice within thirty (30) days after any such termination or expiration of this Agreement, to acquire Franchisee's rights and obligations under the Occupancy Contract.

                  B. If Franchisor exercises such option, Franchisee grants to Franchisor the further option, to be exercised within thirty (30) days after taking possession of the Restaurant premises, to purchase the Furnishings at Franchisee's then current book value or fair market value, whichever is less, free and clear of all liens, encumbrances or claims. For purposes of computing book value, depreciation shall be calculated on a straight-line basis, using useful lives as recommended by the [LOCAL ACCOUNTING BOARD]. If the parties cannot agree on the fair market value within fifteen (15) days, fair market value shall be determined by arbitration pursuant to Section 18 hereof. Franchisor's purchase shall be completed not later than thirty (30) days after the book and fair market value are established (by agreement or arbitration). Such amount, less any sums otherwise due Franchisor from Franchisee, shall be paid to Franchisee at a closing which shall take place at Headquarters. At such closing, the parties shall execute such instruments of conveyance and/or transfer as reasonably required by Franchisor.

                  C. In the event Franchisor does not elect to purchase the Furnishings, Franchisee shall, at its expense, remove the Furnishings from the Restaurant within ten (10) days after notice or ten (10) days after expiration of the option granted in Section 17.03.B, whichever first occurs. If Franchisee fails to so remove the Furnishings, Franchisor may remove same at Franchisee's expense.

         17.04 If Franchisor does not exercise its option to acquire the Occupancy Contract, Franchisee shall, within thirty (30) days after any termination or expiration of this Agreement, make such alterations to the Restaurant as may be necessary, in Franchisor's reasonable judgment, to distinguish the appearance of the Site from that of other T.G.I. Friday's restaurants in the System, including, but not limited to:

                  A. removal of decorative memorabilia, including wall hangings, the racing scull, gas pumps or street lamps and brass railings;

                  B. removal of stained glass and Tiffany lamps and chandeliers;

                  C.       removal of proprietary phone booth;

                  D.       removal of red and white striped outside awnings;

                  E. removal or painting of interior awnings and exterior and interior walls to a solid color other than a color specified in the Standards;

                  F.       removal of signage; and

                  G. removal of all items, such as menus, recipes or any other items bearing any Proprietary Mark and all other proprietary items or inventory, including, without limitation, china, service ware, uniforms, tablecloths and spice packs.

         17.05 Subsequent to any termination or expiration of this Agreement, Franchisee shall not (i) use any reproduction, counterfeit, copy or colorable imitation of any of the Proprietary Marks which could cause confusion, mistake or deception as to source of origin or which could dilute Franchisor's rights in and to any of the Proprietary Marks; (ii) utilize any designation of origin, description or representation which suggests an association or connection with Franchisor; or (iii) utilize the System or any part thereof.

         17.06 Until all Payments are made and any damages, costs or expenses incurred or suffered by Franchisor have been paid, Franchisor shall have, and Franchisee shall be deemed to have granted, a lien against any and all of the Furnishings and Franchisee's interest in the Occupancy Contract and Site.

         17.07 Franchisee shall execute an irrevocable power of attorney contemporaneously herewith, in such form as Franchisor shall provide, pursuant to which Franchisee shall authorize its attorney-in-fact designated therein to carry out Franchisee's obligations in this Section 17.

         17.08 Franchisee and each Principal shall, jointly and severally, pay all costs and expenses (including reasonable attorneys' fees) incurred by Franchisor in connection with the successful enforcement of this Section 17. In the event Franchisee fails to comply with this Section 17, Franchisor may enter upon the Site, without being guilty of trespass or otherwise liable, for the purpose of making or causing to be made such alterations at Franchisee's expense.

         17.09 Franchisee expressly and irrevocably waives any and all rights and/or remedies which may now or hereafter exist or arise to post-termination or post-nonrenewal indemnity or compensation from Franchisor (including, without limitation, for loss of goodwill or future business) and any such rights and/or remedies are hereby assigned to Franchisor.

18.      ARBITRATION

         18.01 EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED HEREIN, ANY DISPUTE UNDER THIS AGREEMENT NOT SETTLED BY AGREEMENT SHALL BE REFERRED TO ARBITRATION. ARBITRATION MAY BE INITIATED AND ARBITRATORS CHOSEN AS PROVIDED IN THE UNCITRAL ARBITRATION RULES.

         18.02 NO ARBITRATOR CHOSEN PURSUANT TO SECTION 18.01 SHALL BE RELATED TO OR AFFILIATED WITH FRANCHISOR, FRANCHISEE, EITHER PARTY'S AFFILIATES, ANY

PRINCIPAL, THE REPRESENTATIVE OR THE DIRECTOR OF OPERATIONS. ALL ARBITRATORS SHALL BE FLUENT IN THE ENGLISH LANGUAGE.

         18.03 THE ARBITRAL PROCEEDINGS SHALL BE CONDUCTED IN (i) ACCORDANCE WITH AND SHALL BE SUBJECT TO THE UNCITRAL ARBITRATION RULES IN EFFECT FROM TIME TO TIME; AND (ii) THE ENGLISH LANGUAGE. THE ARBITRATION PROCEEDINGS SHALL BE CONDUCTED IN THE CITY IN WHICH THE RESPONDENT PARTY'S CORPORATE HEADQUARTERS IS LOCATED.

         18.04 THE DECISION IN WRITING OF THE ARBITRATOR(S) SHALL BE (i) IN THE ENGLISH LANGUAGE AND (ii) FINAL AND BINDING. THE COSTS AND EXPENSES OF ARBITRATION SHALL BE BORNE 50% BY FRANCHISOR AND 50% BY FRANCHISEE. EACH PARTY SHALL BEAR THE COSTS AND EXPENSES OF THE ARBITRATOR IT HAS CHOSEN AND THE COSTS AND EXPENSES OF ANY ADDITIONAL ARBITRATORS SHALL BE SHARED 50% BY FRANCHISOR AND 50% BY FRANCHISEE. EITHER PARTY MAY APPLY TO ANY COURT HAVING JURISDICTION FOR AN ORDER CONFIRMING, OR TO ENFORCE, THE AWARD. ANY RIGHT OF EITHER PARTY TO JUDICIAL ACTION ON ANY MATTER SUBJECT TO ARBITRATION HEREUNDER IS HEREBY WAIVED, EXCEPT SUIT TO ENFORCE THE ARBITRATION AWARD.

         18.05 THE ARBITRATOR(S) SHALL NOT EXTEND, MODIFY OR SUSPEND ANY OF THE TERMS OF THIS AGREEMENT OR THE REASONABLE STANDARDS OF BUSINESS PERFORMANCE AND OPERATION ESTABLISHED BY FRANCHISOR IN GOOD FAITH. A NOTICE OF, OR REQUEST FOR, ARBITRATION WILL NOT OPERATE TO STAY, POSTPONE OR RESCIND THE EFFECTIVENESS OF ANY DEMAND FOR PERFORMANCE OR NOTICE OF TERMINATION.

         18.06 NOTWITHSTANDING THE FOREGOING, ACTIONS INITIATED OR MAINTAINED BY FRANCHISOR FOR INJUNCTIVE OR OTHER EQUITABLE RELIEF ARE NOT LIMITED TO ARBITRATION AND MAY BE BROUGHT IN ANY COURT HAVING JURISDICTION.

19.      INDEMNIFICATION

         19.01 Subject to Section 9.01.C. hereof, Franchisee and each Principal shall, at all times, indemnify and hold harmless, to the fullest extent permitted by law, the Indemnitees, from all "losses and expenses" (as defined below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

                  (1) The infringement, alleged infringement, or any other violation or alleged violation by Franchisee or any Principal of any patent, mark or copyright or other proprietary right owned or controlled by third parties.

                  (2) The violation, breach or asserted violation or breach by Franchisee or any Principal of any contract, federal, state or local law, regulation, ruling, standard or directive or any industry standard.

                  (3) Libel, slander or any other form of defamation of Franchisor or the System, by Franchisee or any Principal.

                  (4) The violation or breach by Franchisee or any Principal of any warranty, representation, agreement or obligation in this Agreement.

                  (5) Acts, errors or omissions of Franchisee or any of its agents, servants, employees, contractors, partners, affiliates or representatives.

         B. Franchisee and each Principal agrees to give Franchisor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation.

         C. Franchisor shall at all times have the absolute right to retain counsel of its own choosing in connection with any action, suit, proceeding, claim, demand, inquiry or investigation. Franchisor shall at all times have the absolute right to investigate any action, suit proceeding, claim or demand itself.

         D. Franchisee and each Principal shall indemnify Franchisor for its attorneys' fees, expenses, and costs incurred in connection with the exercise of Franchisor's rights under Section 19.01.C. This provision shall not be construed so as to limit or in any way affect Franchisee's indemnity obligations pursuant to the other provisions of Section 19.01.

         E. In the event that Franchisor's exercise of its rights under Section 19.01.C actually results in Franchisee's insurer (with respect to insurance required to be maintained by Franchisee pursuant to Section 11) (hereinafter, the "Insurer") refusing to pay on a third-party claim, all causes of action and legal remedies which Franchisee might have against the Insurer shall be automatically assigned to Franchisor without the need for any further action on Franchisor's or Franchisee's part. For the purposes of Section 19.01, "actually results" means that, but for Franchisor's exercise of its rights under Section 19.01.C, the Insurer would not have refused to pay on said third-party claim.

         F. In the event that Franchisor's exercise of its rights under Section 19.01.C actually results in the Insurer refusing to pay on a third-party claim, Franchisee shall not be required to indemnify Franchisor for the Franchisor's attorneys' fees, expenses and costs incurred in connection with that claim.

         G. In the event that the Insurer subsequently reverses its previous decision to not pay a claim, by in fact paying that claim, Franchisee shall be required to indemnify Franchisor for the Franchisor's attorneys' fees, expenses and costs incurred in connection with that claim, just as if the Insurer had never denied the claim.

         H. In the event that Franchisee encourages, requests, or suggests that the Insurer deny a claim, Franchisee shall indemnify Franchisor for its attorneys' fees, expenses and costs in connection with that claim.

         I. Subject to the provisions of Section 19.01.B above, in order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment, deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

                  (1)      any of the acts or circumstances enumerated in
Section 19.01.A above have occurred;  or

                  (2) any act, error, or omission of Franchisee or any Principal may result directly or indirectly in damage, injury or harm to any person or any property.

         J. In addition to its indemnity obligations under Section 19.01.D, Franchisee and each Principal shall indemnify Franchisor for any and all losses, compensatory damages, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described, which result from any of the items set forth in Section 19.01.

         K. Franchisor does not assume any liability whatsoever for acts, errors, or omissions of those with whom Franchisee or any Principal may contract, regardless of the purpose. Franchisee and Principal shall hold harmless and indemnify Franchisor for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

         L. Under no circumstances shall Franchisor be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim against Franchisee or any Principal. Franchisee and each Principal agree that the failure to pursue such recovery or mitigate losses will in no way reduce the amounts recoverable by Franchisor from Franchisee or any Principal.

         M. Notwithstanding anything to the contrary contained in this Agreement, Franchisee is not required to indemnify Franchisor with regard to any infringement, alleged infringement or other violation or alleged violation by Franchisee or any Principal of any patent, mark, or copyright or other proprietary right owned or controlled by a third party, arising in connection with the use of the Proprietary Marks and System franchised to Franchisee when used in the manner authorized and required by Franchisor pursuant to this Agreement. In the event Franchisee is involved in such an action, Franchisor agrees to indemnify Franchisee and each Principal in connection with the defense thereof, and to indemnify and hold Franchisee and each Principal harmless from any and all losses, damages, claims, liabilities, expenses, including attorney's fees (prior to litigation, during litigation, and on appeal) and all costs (whether taxed or not taxed) in connection with proceedings regarding the same. Franchisee shall give notice to Franchisor of any such claim no later than fifteen (15) days after Franchisee becomes aware of same or is given notice thereof. This indemnity shall be inoperative to the extent that failure to have timely provided such notice to Franchisor materially impairs Franchisor's ability to defend any such claim, in whole or in part, or to minimize the costs of this indemnity. Franchisee shall not be required to defend Franchisor with regard to Franchisee's utilization pursuant to this Agreement of the Proprietary Marks and System provided such utilization is in strict compliance with that authorized and required by Franchisor pursuant to this Agreement.

20.      NOTICES

         20.01 All notices required or desired to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service or facsimile to the following addresses (or such other addresses as designated pursuant to this Section 20):

         if to Franchisor:                  TGI FRIDAY'S INC.
                                            Attention: General Counsel
                                            7540 LBJ Freeway, Suite 100
                                            Dallas, Texas USA 75251
                                            Facsimile No (1) (972) 450-5636

         if to Franchisee or any Principal:

                                            [Franchisee Name]
                                            [Attention]
                                            [Address1]
                                            [Address2]
                                            Facsimile No. (011) [Fax #]

         Notices posted by personal delivery or given by facsimile shall be deemed given upon receipt. Notices posted by expedited delivery service shall be deemed received three (3) Business Days after the date of posting.

21.      FORCE MAJEURE

         21.01 No party shall be liable for any inability to perform resulting from acts of God or other causes beyond their reasonable control; PROVIDED, HOWEVER, that (i) nothing herein shall excuse or permit any delay or failure to remit any Payment on the date due; (ii) financial inability or insolvency shall never be deemed an act of God or other cause beyond a party's control; and (iii) no such cause shall excuse or permit any delay or failure to perform for more than one-hundred eighty (180) days. The party whose performance is affected by an event of force majeure shall, within three (3) days of the occurrence of such event, give notice thereof to the other party setting forth the nature thereof and an estimate of its duration.

22.      SEVERABILITY

         22.01 Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement. Notwithstanding the foregoing, if any term hereof is so determined to be invalid or unenforceable and such determination adversely affects, in Franchisor's reasonable judgment, Franchisor's ability to preserve its or TGIFM's rights (if any) in, or the goodwill (if any) underlying, the Proprietary Marks, the System and/or the Confidential Information, Franchisor may terminate this Agreement upon notice to Franchisee.

         22.02 Captions in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

23.      INDEPENDENT CONTRACTOR

         23.01 Franchisee is an independent contractor. Nothing herein shall create the relationship of principal and agent, legal representative, joint venturers, partners, employee and employer or master and servant between the parties. No fiduciary duty is owed by, or exists between, the parties.

         23.02 Nothing herein authorizes Franchisee or any Principal to make any contract, agreement, warranty or representation or to incur any debt or obligation in Franchisor's name.

24.      DUE DILIGENCE AND ASSUMPTION OF RISK

         24.01 Franchisee and each Principal (i) have conducted such due diligence and investigation as it desires; (ii) recognize that the business venture described herein involves risks; and (iii) acknowledge that the success of such business venture is dependent upon the abilities of Franchisee and Principals. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE AND EACH PRINCIPAL ACKNOWLEDGES THAT IT HAS NOT RECEIVED OR RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL PERFORMANCE OR VIABILITY OF THE BUSINESS VENTURE CONTEMPLATED BY THIS

AGREEMENT.

         24.02 Franchisee and each Principal have received, read and understands this Agreement, the documents referred to herein and the Attachments and Schedules hereto. Franchisee and each Principal have had ample time and opportunity to consult with their advisors concerning the potential benefits and risks of entering into this Agreement.

25.      MISCELLANEOUS

         25.01 Time is of the essence with respect to this Agreement.

         25.02 Franchisor shall not be considered to be engaged in or doing business in [Country] or in any political subdivision thereof by virtue of being a party to this Agreement.

         25.03 There are no third party beneficiaries to this Agreement, except for the remedy provided for breach of Franchisee's or any Principal's covenant contained in Section 13.03.C (1) and the provision for liquidated damages contained in Section 16.02.C.

         25.04 This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which together shall constitute one and the same instrument.

         25.05 Franchisee and each Principal acknowledges that each has been offered certain products and services in connection herewith and understands that System franchisees are free to obtain these and any other products or services used in the operation of the Restaurant from sources of their own choosing, subject only to compliance with the Standards and the requirements of Sections 6.06, 6.07, 7.07 and 7.09.

         25.06 Except as otherwise provided in Section 13.03.C (4), this Agreement shall be interpreted and construed under the laws of [Country].

         25.07 All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural.

         25.08 This Agreement shall be executed in English only. Franchisee may translate this Agreement into [native language], but the English language version of that this Agreement shall define the rights, duties and remedies of the parties and shall control in all respects. Franchisee shall prepare all correspondence, reports, notices and other materials required or permitted hereunder in English. If required and upon notice to Franchisor, Franchisee may translate, at its expense, any materials provided by Franchisor. Franchisee's translator must be consented to by Franchisor. Any changes or improvements that occur as a result of translation shall inure to the sole benefit of Franchisor.

         25.09 Franchisee shall not use the words "Friday's," "T.G.I. Friday's," "TGIF" or "the American Bistro," or any part thereof, as part of its corporate or other name.

26.      ENTIRE AGREEMENT

         26.01 This Agreement and the Attachments and Schedules hereto constitute the entire agreement between Franchisor, Franchisee and the Principals concerning the subject matter hereof. All prior agreements, discussions, representations, warranties and covenants are merged herein. THERE ARE NO WARRANTIES, REPRESENTATIONS, COVENANTS OR AGREEMENTS, EXPRESS OR IMPLIED, BETWEEN THE PARTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. Except those permitted to be made unilaterally by Franchisor, any amendments or modifications of this Agreement shall be in writing and executed by Franchisee and Franchisor.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

Franchisor:  TGI FRIDAY'S INC.                  Franchisee:  [FRANCHISEE NAME]

By:__________________________                   By:___________________________
Name:________________________                   Name:_________________________
Title:_______________________                   Title:________________________

                                                                   EXHIBIT 10.11

    (Principal's Name)                    acknowledges, covenants and represents
------------------------------------------
as follows:

(1)      he/it has read the terms and conditions of this Agreement;

(2)      he/it is a "Principal" as described in this Agreement;

(3) he/it is the owner of and has the right to vote_____percent (____%) of the Securities of Franchisee;

(4) he/it makes all of the representations, warranties, covenants and agreements of the Franchisee (including liability to make Payments) and a Principal set forth in this Agreement (including, without limitation, the covenants and agreements concerning Transfer and maintenance of Confidential Information) and is obligated to perform thereunder;

(5) he/it has derived and expects to derive financial or other benefit, directly or indirectly, from this Agreement and the transaction described herein;

(6) he/it acknowledges that his/its execution of this Agreement, and his/its undertakings and agreements herein, have induced Franchisor to enter into the transactions described in, and to execute, this Agreement; and

(7) he/it consents to and shall be bound by any amendment of this Agreement made by Franchisor and Franchisee pursuant to the terms hereof.



Signed, sealed and delivered
in the presence of:
___________________________                   Name:__________________________

Name:______________________                   Date:__________________________

                                                                   EXHIBIT 10.11

                      ATTACHMENT A TO FRANCHISE AGREEMENT

                         COMMENCEMENT DATE AGREEMENT


         This COMMENCEMENT DATE AGREEMENT ("Agreement") is entered into this ____ day of ________, 19__ by and between TGI FRIDAY'S INC. ("Franchisor") and [FRANCHISEE NAME] ("Franchisee").

         WHEREAS, Franchisor and Franchisee have entered into a Franchise Agreement dated ___________________, 19__ ("Franchise Agreement"), relating to the operation of a T.G.I. Friday's Restaurant; and

         WHEREAS, Franchisor and Franchisee desire to supplement the Franchise Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Franchisor and Franchisee agree as follows:

         1. The Commencement Date of the term of the Franchise Agreement is ___________________.

         2. The term of the Franchise Agreement shall expire on ______________________ , unless sooner terminated as therein provided.

         3.       The street address of the Restaurant is
__________________________.

         4. This Agreement shall not amend or otherwise modify the terms and conditions of the Franchise Agreement or the interpretation of the rights and duties of Franchisor and Franchisee thereunder.

         IN WITNESS WHEREOF, Franchisor and Franchisee have caused this Commencement Date Agreement to be executed as of the day and year first above written.

TGI FRIDAY'S INC.                                  [FRANCHISEE NAME]

By:___________________________              By:
Name:_________________________                     Name:
Title:________________________              Title:

                     ATTACHMENT B TO FRANCHISE AGREEMENT

[ATTACHMENT B SHALL BE MODIFIED UPON EXECUTION OF EACH FRANCHISE AGREEMENT TO
              REFLECT STATUS OF THE PROPRIETARY MARKS AT THE TIME]


                        PROPRIETARY MARKS - [COUNTRY]




TRADEMARK          CLASS            STATUS            REGISTRATION/APPLICATION #






         Any and all registrations or applications are held in the name of TGI Friday's of Minnesota Inc. ("TGIFM") a wholly owned subsidiary of Franchisor.


         Franchisee and each Principal acknowledge that there can be no assurance that Franchisor or TGIFM will succeed in obtaining or maintaining trademark or service mark registration in ________ of the marks "T.G.I. Friday's Logo," "T.G.I. Friday's & Device," "T.G.I. Friday's" or "Friday's," any other of the Proprietary Marks or any other marks in all or any of the classes described in this Attachment B. Franchisor or TGIFM shall pursue registration in ________ of the marks "T.G.I. Friday's Logo," "T.G.I. Friday's & Device," "T.G.I. Friday's" and "Friday's" (and other Proprietary Marks) in the manner and to the extent determined by Franchisor or TGIFM in their sole discretion. Franchisor or TGIFM may abandon all or any of such registrations or applications therefor and any future applications for trademark or such service mark registration in ________ at any time without notice to, or consent of, Franchisee or any Principal.

         Neither Franchisor nor TGIFM shall incur any liability or obligations to Franchisee or any Principal by reason of (i) any of the foregoing or (ii) the ownership of, or application for ownership of, any registrations of trademarks, service marks, trade names, or other identifying names or marks in ____________

                                                                   EXHIBIT 10.11


                      ATTACHMENT C TO FRANCHISE AGREEMENT

                  COVENANT AND AGREEMENT FOR CONFIDENTIALITY

         This agreement ("Agreement") is made by [PRINCIPAL'S NAME] ("Principal") and TGI FRIDAY'S INC. ("Franchisor"), a corporation organized under the laws of the State of New York, United States of America, in connection with that certain Franchise Agreement dated_________, 199__ (the "Franchise Agreement"), by and between Franchisor and [Franchisee Name] ("Franchisee").

         WHEREAS, Franchisor and Franchisee have entered into the Franchise Agreement; and

         WHEREAS, the Confidential Information provides economic advantages to Franchisor that are not generally known to, and are not legally available to, third parties; and

         WHEREAS, Franchisor has taken and intends to take all steps necessary to maintain the confidentiality of the Confidential Information; and

         WHEREAS, Principal will receive, and desires to receive, the Confidential Information in his capacity as a Principal of Franchisee; and

         WHEREAS, this Agreement is executed and delivered pursuant to
Section 8.04 of the Franchise Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Principal and Franchisor agree as follows:

         1. Franchisor or Franchisee may disclose to Principal certain Confidential Information which may be utilized by Principal solely (a) in [his/its] capacity as a Principal of Franchisee and (b) in connection with Franchisee's performance of its duties and obligations pursuant to the Franchise Agreement. No other use or disclosure of any of the Confidential Information shall be made by Principal. Principal acknowledges and agrees that Franchisor or TGIFM is the exclusive owner of the Confidential Information, the System and the Proprietary Marks. Principal shall not, directly or indirectly, contest or impair Franchisor's or TGIFM's ownership of, or interest in, the Confidential Information, the System or the Proprietary Marks.

         2. Principal shall receive the Confidential Information in strict confidence. The Confidential Information may be utilized by Principal only (a) so long as Principal remains a Principal of Franchisee and (b) during the Term. The Confidential Information shall not be used in any manner that is adverse or detrimental to, or competitive with, Franchisor, TGIFM or Franchisee. Except as permitted pursuant to the Franchise Agreement or this Agreement, the Confidential Information shall not, without the prior written consent of Franchisor, be (x) copied, (y) compiled (in total or in part) with other information, or (z) disclosed to any third party.

         3. Principal shall not communicate, disclose or use the Confidential Information, or any part thereof, except as (a) permitted herein, or (b) required by law. The Confidential Information may be disclosed to Principal's agents, representatives and employees who need to know the Confidential Information for the sole purpose of providing services to Principal in his capacity as a Principal of Franchisee. Each of such agents, representatives and employees shall have been advised by Principal, prior to disclosure of any Confidential Information, of the confidential and proprietary nature of the Confidential Information and each shall have agreed to be bound by the terms and conditions of this Agreement. Notwithstanding such agreement, Principal shall indemnify the Indemnitees from and against any damages, costs (including attorney's fees) and expenses resulting from any disclosure or use of the Confidential Information, or any part thereof, by such agents, representatives or employees contrary to the terms hereof.

         4. Immediately upon Franchisor's request or upon any termination of the Term, Principal shall return to Franchisor the Confidential Information (and any copies thereof), including that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information prepared by Developer.

         5. Each of the representations, warranties, covenants, acknowledgments and agreements of Principal, and the rights and remedies of Franchisor in connection therewith, contained in the Franchise Agreement, including, without limitation, those contained in Sections 8, 9, 13.03.C., 14.02, 14.03, 14.04 and 16.02.C. of the Franchise Agreement, are incorporated in this Agreement by reference as if fully set forth herein. In connection with Franchisor's enforcement of such rights and remedies (or other rights and remedies of Franchisor under this Agreement), any court of competent jurisdiction selected by Franchisor shall have personal jurisdiction (to which Principal hereby irrevocably consents) over Principal.

         6. Franchisor may, in addition to pursuing any other remedies, specifically enforce such obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Franchisor's right to obtain equitable relief.

         7. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement.

         8. Any of Principal's agreements, obligations or covenants which contemplate performance thereof after the termination or expiration of this Agreement shall survive such termination or expiration.

         9. Principal acknowledges and warrants that [he/it] has derived and expects to derive financial or other advantage and benefit, directly or indirectly, from the Franchise Agreement, this Agreement and/or the provision of the Confidential Information to Franchisee and/or Principal.

         10. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Franchise Agreement.

             IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates indicated below.

-------------------------                        TGI FRIDAY'S INC.
Name:                                            By:
     --------------------                             ----------------------
Date:                                            Its:
     --------------------                             ----------------------
                                                 Date:
                                                      ----------------------
WITNESS:

-------------------------
Date:
     --------------------

                                                                   EXHIBIT 10.11


                      ATTACHMENT D TO FRANCHISE AGREEMENT

                  COVENANT AND AGREEMENT FOR CONFIDENTIALITY

         This agreement ("Agreement") is made by [EMPLOYEE'S NAME] ("Employee"), [Franchisee Name] ("Franchisee") and TGI FRIDAY'S INC. ("Franchisor"), a corporation organized under the laws of the State of New York, United States of America, in connection with that certain Franchise Agreement dated ____________, 199_ (the "Franchise Agreement"), by and between Franchisor and Franchisee.

         WHEREAS, Franchisor and Franchisee have entered into the Franchise Agreement; and

         WHEREAS, the Confidential Information provides economic advantages to Franchisor that are not generally known to, and are not legally available to, third parties; and

         WHEREAS, Franchisor has taken and intends to take all steps necessary to maintain the confidentiality of the Confidential Information; and

         WHEREAS, it will be necessary for certain employees of Franchisee to have access to and to use some or all of the Confidential Information in connection with the performance of their job functions related to the development, construction and operation of Restaurants under the System; and

         WHEREAS, Employee is the  [INSERT TITLE] of Franchisee; and

         WHEREAS, Employee needs to receive, and desires to receive and use, the Confidential Information in the course of his employment by Franchisee in order to effectively perform his job function; and

         WHEREAS, the Agreement is executed and delivered pursuant to Section
8.04 of the Franchise Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Employee, Franchisee and Franchisor agree as follows:

         1. Franchisor or Franchisee shall disclose to Employee certain Confidential Information which may be utilized by Employee solely (a) in his capacity as the [TITLE] of Franchisee and (b) in connection with Employee's performance of his job functions. No other use or disclosure of any of the Confidential Information shall be made by Employee. Employee acknowledges and agrees that Franchisor or TGIFM is the exclusive owner of the Confidential Information, the System and the Proprietary Marks. Employee shall not, directly or indirectly, contest or impair Franchisor's or TGIFM's ownership of, or interest in, the Confidential Information, the System or the Proprietary Marks.

         2. Employee shall receive the Confidential Information in strict confidence. The Confidential Information may be utilized by Employee only (a) so long as Employee is employed by Franchisee and (b) during the Term. The Confidential Information shall not be used in any manner that is adverse or detrimental to, or competitive with, Franchisor, TGIFM or Franchisee. Except as permitted pursuant to this Agreement, the Confidential Information shall not, without the prior written consent of Franchisor, be (x) copied, (y) compiled (in total or in part) with other information, or (z) disclosed to any third party.

         3. Employee shall not communicate, disclose or use the Confidential Information, or any part thereof, except as (a) permitted herein, or (b) required by law. The Confidential Information may be disclosed to fellow employees as necessary to train or assist such other employees of Franchisee in the performance of their job functions with respect to the development, construction or operation of a Restaurant.

         4. Immediately upon Franchisor's request, upon Employee's termination of employment with Franchisee, or upon the conclusion of the use for which any Confidential Information was furnished, Employee shall return to Franchisee or Franchisor the Confidential Information (and any copies thereof), including that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information.

         5. In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Confidential Information, and in consideration of the disclosure to Employee of the Confidential Information, Employee covenants that, during the period of his employment by Franchisee and for a period of two (2) years following termination of such employment, Employee shall not, directly or indirectly:

             (a) employ or seek to employ any person (or induce such
                 person to leave his or her employment) who is, or has within one (1) year been, employed (i) (by Franchisor or Franchisee; (ii) by any other developer or franchisee of Franchisor; or (iii) in any other concept or system owned, operated or franchised by an Affiliate, as a director, officer or in any managerial capacity;

             (b) own, maintain, operate or have any interest in any
                 business offering the same or similar products and services as offered by restaurants in the System;

             (c) own, maintain, operate or have any interest in any
                 business offering the same or similar products and services as offered by restaurants in the System which business is, or is intended to be, located in the Territory; or

             (d) own, maintain, operate or have any interest in any
                 business offering the same or similar products and services as offered by restaurants in the System, which business is, or is intended to be, located within a radius of twenty (20) kilometers of any restaurant in the System (for purposes of enforcement of this Section (d) the law of the jurisdiction where such restaurant is located shall control).

         6. A. Franchisor may, in addition to pursuing any other remedies, specifically enforce such obligations and covenants or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations and covenants without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Franchisor's right to obtain equitable relief.

             B. With respect to Employee's breach of the covenants contained in Section 5(a) hereof, the affected former employer shall be compensated by Employee (and Franchisee shall be additionally liable for such breach) for the reasonable costs and expenses incurred by such employer in connection with training such employee. Franchisee and Employee acknowledge that such expenses are impossible to accurately quantify and agree that, as liquidated damages and not as a penalty, an amount equal to such employee's annual rate of compensation in the final twelve (12) months of employment (or an annualized rate if employed for a shorter period) by such former employer shall be paid by Employee and Franchisee (jointly and severally) to the former employer at such time as such employee commences employment.

             C. In connection with Franchisor's enforcement of such rights and remedies (or other rights and remedies of Franchisor under this Agreement), any court of competent jurisdiction selected by Franchisor shall have personal jurisdiction (to which Employee hereby irrevocably consents) over Employee.

         7. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event, such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement.

         8. Any of Employee's agreements, obligations or covenants which contemplate performance thereof after the termination or expiration of this Agreement shall survive such termination or expiration.

         9. Franchisee undertakes to cause Employee to comply with the terms and conditions of this Agreement. Franchisee shall indemnify and hold the Indemnitees harmless from and against any damages, costs or expenses resulting from any disclosure or use of Confidential Information, or any part thereof, by Employee contrary to the terms hereof.

         10. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them on ANNEX A hereto.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates indicated below.

            [EMPLOYEE]                           TGI FRIDAY'S INC.
--------------------------
Name:                                            By:
     ---------------------                            ------------------------
Date:                                            Its:
     ---------------------                            ------------------------
                                                 Date:
                                                      ------------------------

WITNESS:                                         [FRANCHISEE NAME]

--------------------------                       By:
Name:                                                 ------------------------
     ---------------------                       Its:
                                                      ------------------------
                                                 Date:
                                                      ------------------------

                                                                   EXHIBIT 10.11

             Annex A to Covenant and Agreement for Confidentiality

AFFILIATE - Carlson Restaurants Worldwide Inc. or any subsidiary thereof or of Franchisor

COMMENCEMENT DATE - _____________, 19__

CONFIDENTIAL INFORMATION - the terms of the Development Agreement and Franchise Agreement and any amendments thereto, the System, the Development Manual, the Manuals, other manuals, the Standards, written directives and all drawings, equipment, recipes, computer and point of sale programs (and output from such programs); and all other information, know-how, techniques, material and data imparted or made available by Franchisor which is
(i) designated as confidential, (ii) known by Franchisee or Employee to be considered confidential by Franchisor, or (iii) by its nature inherently or reasonably considered confidential

DEVELOPMENT MANUAL - Franchisor's manual, as amended from time to time, describing (generally) the procedures and parameters required for the development of T.G.I. Friday's restaurants

INDEMNITEES - Franchisor, its directors, officers, employees, agents, shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders and affiliates of each

MANUALS - Franchisor's United States confidential operating manuals, as amended from time to time

PROPRIETARY MARKS - certain trademarks, trade names, service marks, emblems and indicia of origin designated by Franchisor from time to time in connection with the operation of T.G.I. Friday's restaurants pursuant to the System in the Territory

RESTAURANT - a T.G.I. Friday's restaurant developed and operated pursuant to the Franchise Agreement

STANDARDS - the standards and specifications, as amended from time to time, contained in, and being a part of, the Confidential Information pursuant to which Franchisee shall develop and operate T.G.I. Friday's restaurants in the Territory

SYSTEM - a unique, proprietary system developed and owned by Franchisor for the establishment and operation of T.G.I. Friday's restaurants which includes, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes, menu items and full service bar; employee uniform standards, products, services and specifications; procedures with respect to operations and inventory and management control (including accounting procedures and policies); training and assistance; and advertising and promotional programs (as further developed by Franchisor from time to time);

TERM - the duration of the Franchise Agreement commencing on the Commencement Date and continuing until (15 years), 2__, or until _________, 2__, if extended, unless sooner terminated

TERRITORY - [Country], as geographically constituted on [Dev Agmt Date]

TGIFM - TGI Friday's of Minnesota Inc., a Minnesota (U.S.) corporation and a subsidiary of Franchisor

                    SCHEDULE 3.01.A. TO FRANCHISE AGREEMENT

                         CALCULATION OF FRANCHISE FEE

The Franchise Fee shall be calculated by dividing U.S. $100,000.00 by a number equal to 1.00 minus any applicable withholding, value added or similar tax or fee (expressed as a percentage; rate of "X") or:

                       U.S. $100,000.00 = Franchise Fee
                            -----------
                              1.00-X

Example: If the applicable withholding, value added or similar tax or fee (expressed as a percentage) is 10%, the Franchise Fee is calculated as follows:

                        U.S. $100,000.00 = $111,111.11
                             -----------
                              1.00-0.10

It is the intention of the parties that, after Franchisee's payment of applicable taxes or fees as described in Section 3.03.B, the net amount received by Franchisor shall be U.S. $100,000.00.

--------------------------------------------------------------------------------

                    SCHEDULE 3.01.B. TO FRANCHISE AGREEMENT

                        CALCULATION OF ROYALTY FEE RATE

The Royalty Fee rate (expressed as a percentage) shall be calculated by dividing four percent (4%) by a number equal to 1.00 minus any applicable withholding, value added or similar tax or fee (expressed as a percentage-rate of "Y"), or:

                           4.00
                           ----
                           1.00-X = Royalty Fee rate

       Example: If rate of "X" is equal to 10%, the Royalty Fee rate is calculated as follows:

                           4.00
                           ----
                           1.00 - 0.10 = 4.444...%

It is the intention of the parties that, after Franchisee's payment of applicable taxes or fees as described in Section 3.03.B., the net amount received by Franchisor shall be four percent (4%) of Gross Sales.